APPRAISAL REPORT

                                       OF

                         BETTS CROSSING SHOPPING CENTER
                               1441 FOXRUN PARKWAY
                                OPELIKA, ALABAMA

                                   (CZ97-148R)


                                       FOR

                                MR. LARRY MILLER
                               MERRILL LYNCH & CO.
                      WORLD FINANCIAL CENTER - NORTH TOWER
                               NEW YORK, NY 10281


                                      AS OF

                                 AUGUST 4, 1997

                                       BY

                        HOWARD J. PORTER, JR., MAl, CCIM
                     GLEN E. HEINZELMAN, ASSOCIATE APPRAISER
                            H. J. PORTER & ASSOCIATES
                          1214 FIRST AVENUE, SUITE 130
                             COLUMBUS, GEORGIA 31901
                                 (706) 324-4990


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                            H.J. Porter & Associates
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                      [H.J. PORTER ASSOCIATES - LETTERHEAD]



                                             August 20, 1997

Mr. Larry Miller
Merrill Lynch & Co.
World Financial Center - North Tower
New York, NY 10281

                                             Re:  Betts Crossing Shopping Center
                                                  1441 Foxrun Parkway
                                                  Opelika, Alabama

Dear Mr. Miller:

At your request, the undersigned Associate has inspected and we have made an appraisal of the above referenced property. The purpose of this appraisal was to determine the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers cross collateralized, under single management, and subject to stringent release provisions. AS SUCH, THE ESTIMATED VALUE OF THE SUBJECT PROPERTY IS SUBJECT TO THE ABOVE CONDITIONS. This complete appraisal communicated in a self contained narrative report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP).

Based upon our investigation into the subject property, and its current economic environment, we are of the opinion that the market value of the leased fee interest in the subject property as of, August 4, 1997, is:

                              FIVE MILLION DOLLARS
                              --------------------
                                  ($5,000,000)


Divided as:      Improvements         $4,580,000
                 Land                 $  420,000
                                      ----------
                 Total                $5,000,000


                  Real Estate Research, Appraisal & Counseling
            Birmingham, AL; Columbus, GA; Montgomery, AL; Auburn, AL

Mr. Larry Miller
August 20, 1997
Page #2

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that our employment was not conditional upon our producing a specific value with a given range. Future employment prospects with Merrill Lynch are not dependent upon our producing a specified value. Also, neither payment of our fee, nor our employment are/were based upon whether a loan application is approved or disapproved. We appreciate the opportunity to be of service to you in this matter.

The attached report is submitted in support of these conclusions.

                                Yours very truly,



/s/ Howard J. Porter, Jr.                         /s/  Glen E. Heinzelman

Howard J. Porter, Jr., MAI, CCIM                  Glen E. Heinzelman, Associates
Certified General Real Property                   Licensed Real Property
Appraiser                                         Appraiser
Alabama Certificate #G51                          Alabama Certificate #L12


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                            H.J. Porter & Associates
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

PROPERTY IDENTIFICATION:                 Betts Crossing Shopping Center
                                         1411 Foxrun Parkway
                                         Phenix City, Alabama

PROPERTY RIGHT APPRAISED:                Leased Fee Estate

HIGHEST AND BEST USE
AS VACANT AND IMPROVED:                  Neighborhood Shopping Center

DATE OF VALUE:                           August 4, 1996

SITE DATA:                               11.51 Acres or 501,376 Sq. Ft.

BUILDING DATA:                           58,400 Sq. Ft. Divided As:
                                         Winn-Dixie -          44,000 Sq. Ft.
                                         Premiere Video -       6,000 Sq. Ft.
                                         Local Shops -          8,400 Sq. Ft.

ESTIMATED LAND VALUE:                    $420,000

VALUE INDICATIONS:
         Cost Approach                   $4,670,000
         Income Approach                 $5,050,000
         Market Approach                 $4,950,000

MARKET VALUE:                            $5,000,000


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                                TABLE OF CONTENTS

Intended Use of Appraisal...................................................   1
Environmental Considerations................................................   1
Scope of the Assignment.....................................................   1
Date of Value Estimate......................................................   2
Exposure Period.............................................................   2
Type AppraisaI/Type Report..................................................   2
Property Ownership..........................................................   3
Property Location...........................................................   3
Zoning/Public Utilities.....................................................   4
Legal Description/Land Size.................................................   4
Ad Valorem Tax Analysis.....................................................   6
Purpose of Appraisal/Definition of Value....................................   8
Rights Appraised............................................................   8
Area Analysis - Columbus, Georgia/Phenix City, Alabama......................   9
Neighborhood Analysis.......................................................  13
Site Analysis...............................................................  17
Description of Subject Improvements.........................................  18
Highest and Best Use........................................................  20
The Appraisal Process.......................................................  22
Land Value - Direct Comparison..............................................  25
Cost Approach to Value......................................................  31
Income Approach to Value....................................................  34
Market Approach.............................................................  55
Reconciliation and Final Value Estimate.....................................  73
Certification...............................................................  74


EXHIBITS
    Location Map...................................................Facing Page 3
    State Map......................................................Facing Page 8
    Site Plan.....................................................Facing Page 17
    Subject Photographs...........................................Facing Page 18
    Land Sales Map................................................Facing Page 29
    Rental Map....................................................Facing Page 41
    Improved Sales Map............................................Facing Page 70


ADDENDUM II
    Korpacz Real Estate Investor Survey
    Lease Summary
    Assumptions and Limiting Conditions
    Qualifications
    State of Alabama Certification


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                                                                               1

INTENDED USE OF APPRAISAL

This appraisal has been requested to function as an underwriting guide for mortgage loan purposes and for use in securitization of mortgages. Accordingly, this appraisal may be provided by Merrill Lynch & Co. to potential investors in a securitization or other sale of mortgage loans.

ENVIRONMENTAL CONSIDERATIONS

An environmental assessment was not provided for review. Upon inspection of the subject site, no overt evidence of environmental contamination was apparent. However, the appraiser is not qualified as an environmental engineer and as such has not made a compete environmental site assessment or an environmental examination.

The market value estimate contained herein assumes that there is no contamination present. However, the appraiser specifically reserves the right to revise this appraisal should the results of any such examination indicate the location of hazardous material on or about the subject property.

SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail properties which are cross collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three traditional approaches to value with consideration given to the current status of the retail market in Aubur/Opelika, Alabama and the surrounding market area. In the Cost Approach, local real estate professionals and appraisers were contacted and a search of public records undertaken to locate comparable land sales. A detailed inspection of the site and improvements was made by the Associate Appraiser. Construction details were obtained from the physical inspection by the Associate and from plans prepared by Sanford Bell & Associates, Inc. dated June 19, 1995. Current cost estimates were obtained from the Marshall Valuation Service, a nationally recognized cost service indexed to the local market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into


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SCOPE OF THE ASSIGNMENT - (CONTINUED)                                          2

a value estimate with an overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity, and from published investor surveys.

The Sales Comparison or Market Approach was developed after a search for sales of similar shopping centers. To locate appropriate sale comparables, local realtors, appraisers, mortgage lenders, and developers were interviewed. The sales located were compared to the subject with adjustments made for items of differences.

After development of the three approaches, the value indications derived were reconciled to provide a value estimate for the subject property as of the effective date of appraisal.

DATE OF VALUE ESTIMATE

The subject property is valued as of August 4, 1997 which is the date the subject was physically inspected by the Associate Appraiser. The date utilized in preparing this appraisal was researched, gathered, and/or updated during the period August 5 through August 15, 1997. The date of the appraisal is August 20, 1997 the date of the transmittal letter.

EXPOSURE PERIOD

The estimated exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the comparable sales found in the Market Approach.

TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraisers have performed a "Complete" appraisal according to Standard Rule 1 and the communicated to the client in a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2a.


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                               [GRAPHICS OMITTED]
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                                  LOCATION MAP
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                                                                               3

PROPERTY OWNERSHIP

The subject property is under the ownership of:

                             Opelika Partners, Ltd.
                              250 Washington Street
                                 P.O. Box 680176
                              Prattville, AL 36067

The 11.51 acre subject property was acquired from Robert A. Betts on March 15, 1995. This deed is found of record in the Probate Office of the Lee County Court House at Deed Book 1931 Page 42. The reported acquisition price was $417,300. Prior to that transaction Mr. Betts owned all except 0.609 acres of the subject property for more than three years. Mr. Betts acquired the remaining 0.609 acres through an exchange with the adjoining land owners Joy H. Hall and Phylis H. Floyd. Mr. Betts exchanged evenly 0.609 acres with Mrs. Hall and Mrs. Floyd. These exchanges occurred on July 21, 1994 and August 4, 1994. They are recorded in the Probate Office of the Lee County Court House in Deed Book 1875 Pages 103 through 107. No other known transactions of the subject property have occurred over the last three years.

PROPERTY LOCATION

The subject property is located at the southeast corner of U.S.Highway 29 and U.S. Highway 431, also known as Foxrun Parkway, within the corporate limits of Opelika, Lee County, Alabama It is located by street address as:

                         Betts Crossing Shopping Center
                               1441 Foxrun Parkway
                                Opelika, Alabama


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                                                                               4

ZONING/PUBLIC UTILITIES

The subject property is under the zoning authority of the City of Opelika, with a current zoning of C-3, General Commercial District. This zoning allows shopping center use as well as numerous other commercial uses. The maximum building area (density) in the C-3 district is 50% of gross lot area. Front, rear, and side yard setbacks are 30 feet, 20 feet, and 10 feet, respectively. Parking requirements for a shopping center consist of 5 spaces per 1,000 square feet of gross floor area. The subject property has ample site area available to meet these requirements and based on the plans provided and a physical inspection by the Associate, appears to conform to the current zoning classification.

The subject has all utilities including electricity, gas, water, sewage, and telephone in sufficient quantities to sustain commercial development. Public services such as police and fire protection are provided by the City of Opelika.

LEGAL DESCRIPTION/LAND SIZE

Based on information supplied to the appraisers from Ron Bell with Sanford Bell & Associates, Inc., the subject property is legally described as:

         Commence at the southeast corner of the northwest 1/4 of Section 5, Township 18 North, Range 27 East, in Opelika, Lee County, Alabama; thence north 89 degrees 49'54" East a distance of 20.03 feet to THE POINT OF BEGINNING of the said shopping center parcel;

         From THE POINT OF BEGINNING; thence south 00 degree 14'03" East a distance of 442.09 feet; thence South 00 degree 41'03" West a distance of 48.36 feet; thence North 49 degrees 41'39" West a distance of 167.57 feet; thence 53 degrees 59'00" West a distance of 130.05 feet; thence South 36 degrees 01'00" West a distance of 300.24 feet to a point lying on the northeast right-of-way line of Foxrun Parkway; thence along said right-of-way line along a curve to the left (having a radius of 5,809.58 feet, a chord bearing of North 52 degrees 18'58" West, a chord distance of 415.55 feet) an arc distance of 415.64 feet to a concrete right-of-way monument, thence continue along said right-of-way line North 53 degrees 58'46" West a distance of 147.62 feet; thence leaving said right-of-way line North 36 degrees 01'00" East a distance of
         296.05 feet; thence North 00 degree 51'23" East a distance of 21.42 feet; thence North 25 degrees 04'39" West a distance of 117.55 feet; thence North 75 degrees 06'21" West a distance of 55.63 feet to a point lying on the southeast right-of-way line of U.S. Highway No. 29; thence along said right-of-way line along a curve to the right (having a radius of 990.00 feet, a chord bearing of North 69 degrees 51'13" East, a chord distance of 65.93 feet) an arc distance of 65.94 feet to a concrete right-of-way monument; thence continue along said right-of-way line North 72 degrees 16'22" east a distance of 551.87 feet; thence leaving said right-of-way line south 00 degree 00'03" West a distance of 208.00 feet; thence North 72 degrees 18'27" East a distance of
         208.00 feet; thence 00 degree 00'35" East a distance of 220.00 feet TO THE POINT OF BEGINNING; said shopping center parcel containing 11.51 acres, more or less.

Based on this description, the subject property is irregular shaped and contains a total land area of 11.51 acres. The shopping center parcel has frontage of
563.19 feet on Foxrun Parkway and 617.81 along U.S. Highway 29.


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LEGAL DESCRIPTION - (CONTINUED)                                                5

As indicated previously, the subject property is one of fifteen shopping centers to be included in a portfolio of retail properties which are cross collateralized, under single management, and subject to stringent release provisions. The other shopping centers contained in the portfolio are listed as follows:

================================================================================
Greenbrier Station Shopping Center             The "Y" Shopping Center
Anniston, Alabama                              Panama City Beach, Florida
--------------------------------------------------------------------------------
Clanton Marketplace                            Mandelville Marketplace
Clanton, Alabama                               Pandelville, Louisiana
--------------------------------------------------------------------------------
Opp Marketplace                                Brownsville Place Shopping Center
Opp, Alabama                                   Brownsville, Tennessee
--------------------------------------------------------------------------------
Russell Crossing Shopping Center               Chicot Crossing Shopping Center
Pheinx City, Alabama                           Pascagoula, Mississippi
--------------------------------------------------------------------------------
29 North Shopping Center                       Delchamps Plaza
Cantonment, Florida                            Long Beach, Mississippi
--------------------------------------------------------------------------------
Nine Mile Plaza Shopping Center                One Main Place
Pensacola, Florida                             Moss Point, Mississippi
--------------------------------------------------------------------------------
Parker Shopping Center
Parker, Florida
================================================================================


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                                                                               6

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Lee County Tax Assessor's Office and is found on the 1997 tax rolls as:

Assessed to:                      Opelika Partners, Ltd.
                                  c/o Newton Oldacre McDonald, L.L.C.
                                  200 31st Avenue North
                                  Suite 200
                                  Nashville, TN 37203

                                  Parcel I.D. #:       43-10-03-05-2-000-011.000
                                                       43-10-03-05-3-000-001.000

Value:                            Land:                $  276,750
                                  Improvements:        $  965,310
                                                       ----------
                                  Total:               $1,242,060

Assessment Ratio:                 20%

Local Millage Rate:               $4.80 per $1,000 of assessed value

Annual Tax:                       $11,923.78

To test the reasonableness of the taxes levied against the subject, the taxes levied against several other anchored shopping centers in Auburn/Opelika were investigated. The result of that investigation is contained in the following chart.

================================================================================
PROPERTY NAME              SIZE (SQ. FT.)    TAX VALUATION     VALUATION/SQ. FT.
================================================================================
Pepperell Corners*             205,685          $2,455,400           $38.85
University Crossing             61,603          $2,309,560           $37.49
Parkway Plaza                   62,634          $1,574,430           $25.14
Shops @ Crooked Creek           34,660          $  573,330           $16.57
================================================================================
SUBJECT **                      58,400          $1,242,060           $21.68
================================================================================

*  Excludes Lowes and Goody's building and land area
** Includes Winn-Dixie Space


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AD VALOREM TAX ANALYSIS - (CONTINUED)                                          7

The ad valorem tax valuation for the subject includes the Winn-Dixie portion and supporting land contained in the shopping center. Pepperell Corners and University Crossing are considered to be the most similar to the subject in terms of their overall age, condition, and income generating capability. The two remaining tax comparables, Parkway Plaza and The Shops at Crooked Creek are considered to be inferior to the subject in terms of their overall age, condition, and income generating capability. Based on an examination of Pepperell Corners and University Crossing, it appears that the subject property is undervalued for ad valorem tax purposes at $21.68 per sq. ft. of gross leasable area. It is our opinion that a prudent investor would not rely on the current ad valorem tax valuation in preparing a purchase offer for the subject. Therefore, for the purposes of this analysis, a more appropriate ad valorem tax valuation for the subject property has been estimated to be $38.00 per sq. ft. of gross leasable area.

The lease encumbering the 44,000 sq. ft. Winn-Dixie and supporting 4.95 acres of land stipulate that Winn-Dixie pays their pro-rata share of the ad valorem tax burden directly to the county. Therefore, the owners, and by agreement, the tenants in the form of their contractual expense reimbursement pay the remainder. The following chart is a calculation of the owners/tenants share of the estimated tax burden for the subject property.

================================================================================
                            ESTIMATED AD VALOREM TAX
================================================================================
Shopping Center Area                   Total Area      Winn-Dixie      Remainder
--------------------------------------------------------------------------------
Size (Sq. Ft. GLA)                         58,400          44,000         14,400
Estimated Appraised Value/Sq.Ft.           $38.00          $38.00         $38.00
                                       ----------      ----------       --------
Estimated Appraised Value              $2,219,200      $1,672,000       $547,200
Assessement Ratio                           20.0%           20.0%          20.0%
                                       ----------      ----------       --------
Assessed Value                           $443,840        $334,400       $109,440
Millage Rate                               $0.049          $0.049         $0.049
                                       ----------      ----------       --------
Estimated Taxes (Rounded)                 $21,748         $16,386         $5,363
================================================================================


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PURPOSE OF APPRAISAL/DEFINITION OF VALUE                                       8

The purpose of the appraisal is to estimate the market value of the leased fee interest in the subject property as of the effective date of appraisal, August 4, 1997.

Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the 1997 Glossary - Uniform Standards of Professional Appraisal Practice, page 155 as:

          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal, 3rd Edition, Page 204, defines Leased Fee Estate as, " an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease."


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                               [GRAPHICS OMITTED]
                         [MAP OF THE STATE OF ALABAMA]


                                    AREA MAP
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AREA ANALYSIS - AUBURN/OPELIKA, ALABAMA                                        9

The subject's geographical location is within the twin cities area of Auburn-Opelika. Due to the close location of the two cities, an analysis of one without the other is incomplete.

The four basic factors which should be considered in analyzing an area are:
(1) Physical-Location factors; (2) Economic-Financial factors; (3) Political-Governmental factors; and (4) Sociological factors. Each of these factors is briefly analyzed.

PHYSICAL-LOCATIONAL FACTORS

Opelika is located near the center of Lee County with Auburn adjacent to the southwest. Lee County is located in East Central Alabama; adjoining the Alabama-Georgia border at the Chattahoochee River, [as noted on the county map of Alabama on the adjoining page].

            Distance To:

                     Atlanta, Georgia                 West 115 miles
                     Columbus, Georgia                West 35 miles
                     Montgomery, Alabama              East 50 miles
                     Birmingham, Alabama              North 110 miles

Lee County is comprised of 612 square miles, with 35 square miles in Opelika and
26.5 square miles in Auburn. Auburn and Opelika (and a portion of Phenix City) are the only incorporated towns in Lee County.

Located at the end of the Appalachian plateau, the topography in the area ranges from nearly level to gently rolling. Ranging in altitude from 700 to 850 feet above sea level, the climate is temperate with a mean annual temperature of 63 degrees, with a mean temperature in January of 34.3 degrees and 79.7 degrees in July. Average annual rainfall is 51 inches.


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AREA ANALYSIS- AUBURN/OPELIKA, ALABAMA - (CONTINUED)                          10

ECONOMIC-FINANCIAL FACTORS

===================================================================================================================
                                         POPULATION (U.S. CENSUS)
===================================================================================================================
                                   %                           %         Auburn/       %           Lee         %
Year               Auburn       Change         Opelika      Change       Opelika     Change      County      Change
-------------------------------------------------------------------------------------------------------------------
1940                4,652                        8,487                   13,139
1950               12,939        +178           12,295        +45        25,234        +92
1960               16,261         +26           15,678        +28        31,939        +27        49,754
1970               22,767         +40           19,027        +21        41,794        +31        61,268       +23
1980               28,471         +25           21,896        +15        50,367        +21        76,283       +25
1990               33,830         +19           22,122         +1        55,952        +11        87,146       +14
1994 est.          35,862          +6           23,818         +8        59,680         +7        91,936        +6
===================================================================================================================

The overall population increase has been at a healthy, but orderly pace. Future growth is projected to continue near the same pace.

The largest employers in the area are:

================================================================================
Name                                      City                      Employment
================================================================================
Auburn University                        Auburn                    4,500 - 5,000
Ampex Corporation                        Opelika                   1,500 - 2,000
Diversified Products                     Opelika                   1,500 - 2,000
Uniroyal                                 Opelika                   1,000 - 1,500
West Point Pepperell                     Opelika                   1,000 - 1,500
East Alabama Medical Center              Opelika                   1,000 - 1,500
Leshner Industries                       Opelika                   300 - 350
Flowers Bakery                           Opelika                   300 - 350
================================================================================
Sources: Opelika Chamber of Commerce and Auburn University Planning & Analysis Department
================================================================================

Opelika presents a diverse mixture of light and heavy industrial concerns which is in contrast to Auburn's limited light industrial base and Auburn University. The county labor force numbers 48,860 and the unemployment rate is at 2.8% (June
1997) which is compared with 4.5% for the State and 4.8% nationwide. Lee County has ranked among the lowest of the counties in


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AREA ANALYSIS- AUBURN/OPELIKA, ALABAMA - (CONTINUED)                          11

ECONOMIC-FINANCIAL FACTORS - (CONTINUED)

unemployment in the State for the past ten years. This stability of unemployment is due to the diverse mix of employment, ranging from heavy industrial to technical to professional. This stability is expected to continue for the foreseeable future. Income levels, as taken from 1990 census figures are charted as:

================================================================================
                          HOUSEHOLDS TOTAL: LEE COUNTY
                                     32,998
================================================================================
                                                          #                  %
                                                          -                  -
Less Than $5,000                                        5,596              16.96
$ 5,000 - $ 9,999                                       4,174              12.65
$10,000 - $14,999                                       3,364              10.12
$15,000 - $19,999                                       2,712               8.22
$20,000 - $24,999                                       2,246               6.81
$25,000 - $29,999                                       2,828               7.33
$30,000 - $34,999                                       2,418               6.50
$35,000 - $39,999                                       2,144               5.47
$40,000 - $49,999                                       1,805               8.58
$50,000 - $74,999                                       2,832              11.50
More Than $75,000                                       1,914               5.85
--------------------------------------------------------------------------------
Median Income Level     $21,227
--------------------------------------------------------------------------------
Mean Income Level       $29,674
================================================================================

Based on the above data, over half of the households in Lee County have incomes in excess of $20,000.

The Auburn-Opelika area is well located in regard to distribution, with easy access to major markets via I-85 which runs northeasterly to Atlanta and westerly to Montgomery, and U.S. Highway 280 which runs northwesterly to Birmingham and southeasterly to Columbus, Georgia. There are seventeen motor carrier terminals, and two rail lines serving the area. The Chattahoochee River and the Phenix City docks, 35 miles to the east, provide easy access to barge transportation. The Auburn-Opelika Airport provides access to private and commuter flights.


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AREA ANALYSIS- AUBURN/OPELIKA, ALABAMA - (CONTINUED)                          12

POLITICAL-GOVERNMENTAL FACTORS

Both Opelika and Auburn are effectively governed under the Mayor-Council form of government. Opelika and Auburn both have a fire rating of 2. Both cities have effective police forces. Both cities have active Planning and Zoning Commissions, with the City of Auburn having recently updated its zoning ordinance to a more progressive performance type zoning. Lee County does not have zoning ordinances for unincorporated areas of the County although the County Commission is currently studying the possibility of establishing a zoning ordinance. It has an active Sheriff's Department, and also provides garbage pickup points for rural areas of the County.

SOCIOLOGICAL FACTORS

The convenience of Auburn University and its wide range of activities ranging from football and basketball to Broadway musicals and top name entertainers is beneficial to the area. There are a number of excellent dining and tavern facilities in the area, as well as numerous theaters, a country club, several public golf courses and numerous public tennis courts.

Both Auburn and Opelika have established good reputations as a good place to live and raise children. The educational opportunities and their level of excellence is also well known.

The construction of the 18 hole "Auburn Links" golf course on the west side of Auburn, and the 54 hole "Links on the Lake" golf course between Auburn and Opelika have enhanced the area's attraction of retirees and tourists. Both of these courses have helped improve retail sales, hotel room night demand, and have provided additional employment opportunities.

CONCLUSION

In summary, the twin cities of Auburn and Opelika present a vibrant economy with a broad economic base and history of high employment. The diversity of employment ranging from heavy industrial to agricultural, and high technology to professional adds to the stability of the area. This economic stability and the other factors noted above should prove to be conducive to real estate investment and property values.


                                                  H.J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSIS                                                         13

The term neighborhood is defined in "The Appraisal of Real Estate" 11th Ed. at page 189 as "a group of complementary land uses."

The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

(1)  Physical and Locational Factors

(2)  Economic and Financial Factors

(3)  Political and Governmental Factors

(4)  Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject property is located on the southeast corner of the intersection of U.S. Hwy 29 and U.S. Hwy 431 in Opelika, Alabama. The boundaries for the subject's neighborhood are defined as the commercial/residential corridor along U.S. Hwy 29 from the intersection with Interstate 85 approximately 2 miles north of the subject to the intersection with U.S. Highway 280 approximately 2 miles to the south along with the commercial/industrial/ residential corridor along U.S. Hwy 431 from its intersection with U.S. Hwy 280 south of the subject to its intersection with Morris Avenue to the north of the subject.

U.S. Hwy 29 is a two lane paved highway as it passes through the subject's neighborhood. It serves as a collector for the commercial centers of Opelika and Auburn which surround it. The highway is one of the main connector roads between the two cities and is densely commercial along both its Auburn route and the west portion of its Opelika route. In Opelika, it separates the residential areas of north Opelika from the downtown business and industrial areas and is the most used road is the city. The highway once served as a principle southwest to northwest connector prior to the construction of Interstate 85 which parallels the highway's route from the Auburn/Opelika area to Atlanta, Georgia.

U.S. Hwy 431, which crosses the neighborhood from north to south, is a two to four lane paved highway which extends through Phenix City to the south and the cities of Anniston and Gadsden to the north. It accesses Interstate 85 approximately 5 miles south of the subject and I-20 some 100 miles to the north. It essentially parallels the Alabama/Georgia border and serves as the main north/south connector for east Alabama; there is no interstate highway which follows this route. In Opelika, the southern portion of the road merges with U.S. Hwy 280 and is the main


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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           14

PHYSICAL AND LOCATIONAL FACTORS - (CONTINUED)

north/south arterial. It passes through Fox Run Industrial Park and serves as the park's main access route to I-85 and U.S. Hwy 280.

The subject's neighborhood is well situated for access to commercial, industrial, and residential centers of Opelika. Access to Auburn is available via I-85 or U.S. Hwy 29; although, the 29 route is usually heavily congested.

Foxrun Industrial Park, Southern Union Community College, and Opelika High School are in the subject's neighborhood and serve as daily destination points for daily commutes. As a result, the subject's location is passed regularly by local residents as well as travellers from outside Opelika passing through along U.S. Hwy 431. The location of these local traffic destination points near the subject contribute to the desirability of the subject considering its intended use as a neighborhood shopping center.

ECONOMIC AND FINANCIAL FACTORS

Northern and western Opelika residential areas are adjacent to the subject's neighborhood and are the primary areas from which the proposed subject development will draw. These residential areas are mostly populated by middle class households and is built up primarily with single-family residences. Also adjacent to the subject neighborhood is the lower and single-family residential between U.S. 431 and U.S. 280. This particular area is well defined and stable to declining economically. New apartment construction is planned within the subject neighborhood as the area is expected to grow.

The major contributor to the growth potential within the neighborhood is the growth of Southern Union Community College which plans to consolidate its satellite facilities in Valley and West Opelika to its main campus on the northwest corner of U.S. Hwy 29 and U.S. 431. Several large scale construction projects are currently underway to accommodate this growth.

Another factor contributing to the economic growth of the neighborhood is the slow but steady influx of light industry into Foxrun Industrial park which branches off both sides of U.S. Hwy 431 to the south of the subject. The park accommodates all types of light industry from light manufacture/assembly to storage and shipping facilities, and the City of Opelika is involved actively in efforts to recruit new investment in the area.

The competition in the area among neighborhood shopping/grocery store facilities is limited mainly to the Parkway and Pepperell Corners shopping centers to the west of the neighborhood and Crooked Creek Shopping Center at the neighborhood's southern end. Crooked Creek center suffers from vacancy problems and attracts a modest number of patrons. This is attributable to


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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           15

ECONOMIC AND FINANCIAL FACTORS - (CONTINUED)

the recent relocation of Wal-Mart to Pepperell Corners rather than the shopping center's location.

The Kroger shopping center area is located on U.S. Hwy 29/280 about 3 miles west of the subject and does an average to good job attracting both tenants and patrons. Its location is central to part of the cities business/industrial area, but the congested nature of its main access routes may serve to deflect a portion of its customers to the subject.

Pepperell Corners is located on the corner of U.S. Hwy 280 and U.S. Hwy 29 about 6 miles west of the subject. This shopping center is two years old and has four large anchors: Winn Dixie, Wal-Mart, Lowe's, and Goody's clothing store. Pepperell Corners is the area's most successful shopping center development and draws from both Auburn and Opelika along the four lane portion of U.S. Hwy 29. It will also have direct access to I-85 upon completion of the U.S. Hwy 280 extension project currently underway. It is believed that it will provide the subject with its main source of competition for both tenants and customers.

The growing residential base located near the subject will help to offset the draws of the subject's strong competitors. Also, the growing rate of investment in the neighborhood suggest that a strong economic base is developing. These two factors are the main indicators which support the development of the subject.

POLITICAL AND GOVERNMENTAL FACTORS

The subject is located within the City of Opelika and is influenced by the land use regulations set by the municipality's planning commission. The policies of the commission have been liberal for the most part regarding new development. The subject is zoned C-3, Commercial, and has a variety of commercial uses available to it.

The city adds an additional 1/2% sales tax to the state rate of 7%, but it has no income other than business taxes. The property tax rate is $4.80 per $100 of assessed value for commercial property.

SOCIOLOGICAL FACTORS

The neighborhood provides a number of recreational and educational opportunities to area residents. Southern Union Community College provides for a variety of types of higher education and training, both technical and general. The largest enrollment is in their Nursing Programs. Opelika High School is also in the subject's neighborhood and serves the 9th through 12th grades of the city and provides the area with a variety of arts and entertainment event. The newly


                                                  H.J. Porter & Associates, Inc.
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NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           16

Sociological Factors (Continued)

constructed city of Opelika Softball Complex in the northeast portion of the neighborhood also provides the area's residents with a source of recreation. The downtown business and shopping district is just west of the neighborhood.

Outlets Limited Mall, just south of the subject, also serves the areas shopping needs. Medical services are also close by located about 4 miles west of the neighborhood.

Conclusion

The subject is located in a growing area of Opelika. It benefits both from this continued growth and the established residential areas which surround it. The daily commuter destination points which surround the subject provide it with excellent visibility and the two major highways which cross the neighborhood give the subject favorable access. These factors make the subject attractive to development. The neighborhood should continue to grow in a direction which will support the subject's intended use.


                                                  H.J. Porter & Associates, Inc.
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                               [GRAPHICS OMITTED]
                                     [PLAN]


                                    SITE PLAN

SITE ANALYSIS

The subject property is located on the southeast corner of the intersection of U.S. Highway 29 and U.S. Highway 431 also known as Foxrun Parkway, approximately 1 mile northeast of downtown Opelika, as indicated in the site plan on the facing page. The individual site characteristics are as follows:

Size:                     11.51 Acres

Shape:                    Irregular

Street Frontage:          563.19 feet on Foxrun Parkway
                          617.81 feet on U.S. Highway 29

Curb-cuts:                There are two curb cuts on Foxrun Parkway and one on
                          U.S. Highway 29.

Excess Land:              None

Topography:               Downslopes to the east and northeast

Drainage/Flood
Hazard: Drainage is adequate. According to the FEMA Flood Insurance Rate Map, Community Panel # 010145 0050 B, effective September 16, 1981, the subject property is not located in a flood hazard zone.

Utilities:                All utilities are available in sufficient quantities
                          for commercial development

Site Improvement:         Anchored neighborhood shopping center and associated
                          site improvements constructed in 1995.


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                                                                              77

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking North

2)   Front View of Subject looking South

3)   Rear View of Subject looking Northwest

4)   View of U.S. Hwy 29 looking Southeast (Subject on Right)

5)   View of Foxrun Parkway looking West (Subject on Left)


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                                                                              77

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking North

2)   Front View of Subject looking South

3)   Rear View of Subject looking Northwest

4)   View of U.S. Hwy 29 looking Southeast (Subject on Right)

5)   View of Foxrun Parkway looking West (Subject on Left)


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                                                                              77

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking North

2)   Front View of Subject looking South

3)   Rear View of Subject looking Northwest

4)   View of U.S. Hwy 29 looking Southeast (Subject on Right)

5)   View of Foxrun Parkway looking West (Subject on Left)


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                                                                              77

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking North

2)   Front View of Subject looking South

3)   Rear View of Subject looking Northwest

4)   View of U.S. Hwy 29 looking Southeast (Subject on Right)

5)   View of Foxrun Parkway looking West (Subject on Left)


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                                                                              77

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]
                                  [PHOTOGRAPH]

1)   Front View of Subject looking North

2)   Front View of Subject looking South

3)   Rear View of Subject looking Northwest

4)   View of U.S. Hwy 29 looking Southeast (Subject on Right)

5)   View of Foxrun Parkway looking West (Subject on Left)


                                                  H.J. Porter & Associates, Inc.
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                                                                              18

DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject is a neighborhood shopping center known as Betts Crossing. The center, anchored by Winn-Dixie, contains a total gross leasable area of 58,400 square feet. In addition to the Winn-Dixie anchor (44,000 Sq. Ft.), the center is occupied by Premiere Video (6,000 Sq. Ft.) and local shop spaces totalling 8,400 square feet. The shopping center has been well maintained and appears to be functionally designed for its intended purpose. No significant degree of deferred maintenance was observed upon physically inspecting the improvements.

It is beyond the scope to narratively discuss all of the pertinent construction details that comprise the subject improvements. The basic construction details that follow were obtained from the physical inspection of the property by the Associate Appraiser on August 5, 1997. The subject's basic construction details are as follows:

Property Type:          Neighborhood shopping center

Total NLA:              58,400

Year Built:             1995

Effective Age:          2 years

Roof: Built up tar and gravel over rigid insulation on metal decking. Steel truss support system

Walls: Concrete block and brick veneer over concrete block on the front. Painted concrete block at rear and sides. Partition walls between tenant spaces are metal studs covered with sheetrock.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows: Anodized bronze aluminum store fronts with single glazing.

Floors:                 Reinforced 4" concrete slab with resilient file cover.

Insulation:             Rigid insulation in built-up roof system.

Ceilings:               Suspended lay-in acoustic tile with recessed fluorescent
                        light fixtures.

HVAC: Individual roof mounted electric central heating and cooling for each unit.


                                                  H.J. Porter & Associates, Inc.
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DESCRIPTION OF SUBJECT IMPROVEMENTS - (CONTINUED)                             19

Plumbing:               One and two-two fixture restrooms in each shop space.

Miscellaneous:          Approximately 234,000 sq. ft. of asphalt paving, 3,020
                        ln. ft. of concrete curbing, 18,480 sq. ft. of concrete paving, 8 metal light poles and fixtures, and landscaping. There are 370 parking spaces on the site equating to a parking ratio of 6.34 spaces for each 1,000 sq. ft. of floor area.


                                                  H.J. Porter & Associates, Inc.
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                                                                              20

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are LEGAL PERMISSIBILITY, PHYSICAL POSSIBILITY, FINANCIAL FEASIBILITY, and MAXIMUM PROFITABILITY."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS IF VACANT

PHYSICALLY POSSIBLE - The 11.51 acre size of the subject would support a wide range of uses including residential, commercial, and some light industrial uses. All the necessary utilities and other public services are available in sufficient quantities to support development. Further, there are no other physical site characteristics that would negatively impact the development potential of the site.

LEGALLY PERMISSIBLE - The subject site is zoned C-3, General Commercial District, by the City of Opelika. The current zoning allows for office or retail use as well as certain governmental and non-profit related uses such as schools and churches.

FINANCIALLY FEASIBLE - The subject property is located in the southeast quadrant of U.S. Highway 431 also known as Foxrun Parkway and U.S. Highway 29 which is one of the major intersections in northeast Opelika. Foxrun Industrial Park, Southern Union Community College, and Opelika High School are located in the subject's neighborhood and serve as daily destination points for daily commutes. As a result, the subject's location is passed regularly by local residents as well as travelers from outside Opelika passing through along U.S. Highway 431. The location of these local traffic destination points near the subject contribute to the desirability of the subject considering its intended use as a neighborhood shopping center.

During the past six years, three shopping centers have been constructed at or near major interchanges in the Lee County area. Tom Hayley recently constructed in 1992 the University Crossing Shopping Center located at the intersection of East University Drive and East Glenn Avenue in Auburn. Additionally, in 1994 Mr. Hayley added a 44,000 square foot Winn Dixie Marketplace to an existing center known as Tiger Crossing at the intersection of South College Street and East University Drive in Auburn. JDN Realty completed a Wal-Mart, Lowe's, Winn Dixie, and Goody's anchored community center at U.S. Highway 280 and U.S. Highway 29 also


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HIGHEST AND BEST USE - (CONTINUED)                                            21

HIGHEST AND BEST USE-AS IF VACANT - (CONTINUED)

known as Pepperell Parkway in 1993. These shopping centers, like the subject area are located outside the downtown business districts of Auburn and Opelika near residential growth areas. It would appear therefore, that the optimum use of the subject site would be for retail purposes.

MAXIMALLY PRODUCTIVE - In determining the highest and best use of the subject site, "as if vacant and available", the use which is maximally productive generally becomes the deciding factor. Maximally productive uses are limited by the current real estate market, the availability of substitute property for development, and the growth stage of the area. To be maximally productive, that use which provides the most return to the land must be selected.

It has previously been determined that it would be physically possible, legally permissible, and financially feasible to develop the site with a retail use compatible with the current zoning classification and adjacent use. Therefore, as of the effective date of appraisal, retail use is considered to be maximally productive and therefore the highest and best use of the subject site, as if vacant and available.

HIGHEST AND BEST USE - AS IMPROVED

The same criteria utilized to determine the highest and best use of the subject site, as if vacant and available for development, is utilized to determine the highest and best use of the property, as improved.

As stated throughout this report, as of the date of appraisal, the subject site is currently improved with a neighborhood shopping center containing a total of 58,400 sq. ft of gross leasable area and associated site improvements. The shopping center is considered to be in good condition and functionally designed for their intended use.

PHYSICALLY POSSIBLE AND LEGALLY PERMISSIBLE - The subject improvements are situated on a site containing 11.51 acres or 501,376 sq. ft. of land. The improvements generate a land-to-building ratio of 8.58 based on the total gross leasable area. The land-to-building ratio allows for an ample amount of on-site parking. Additionally, a retail use, such as the existing improvements is allowable without exception under the sites current C-3 zoning classification.

FINANCIALLY FEASIBLE AND MAXIMALLY PRODUCTIVE - Subsequent sections of this report indicate a site value of $420,000 as if vacant and developable to its highest and best use. The three approaches to value produced indications of value from $4,670,000 to $5,050,000. Hence, the existing improvements appear to contribute significantly to overall property value. Therefore, the focus of this analysis will be on the property "as improved". No other use or development option, as of the effective date of value, would appear to generate a higher return to the land.


                                                  H.J. Porter & Associates, Inc.

THE APPRAISAL PROCESS                                                         22

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.

COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the reproduction cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


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THE APPRAISAL PROCESS - (CONTINUED)                                           23

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.

DIRECT SALES COMPARISON APPROACH

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.


                                                  H.J. Porter & Associates, Inc.
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THE APPRAISAL PROCESS - (CONTINUED)                                           24

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.

RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                                  H.J. Porter & Associates, Inc.
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LAND VALUE - DIRECT COMPARISON                                                25

The subject site is valued by direct comparison with recent sales of other commercial sites in the Auburn/Opelika area. Each of the sales analyzed on the basis of their location and utility relative to the subject. Sales considered include:

SALE #1

Address/Location:          Pepperell Corners Shopping Center
                           U.S. Highway 280 and Opelika Road
                           Opelika, Alabama
Grantor:                   West Point Pepperell, Inc.
Grantee:                   Pepperell Corners, Ltd.
Sale Date:                 4/22/92
Sale Price:                $2,100,000
Cash Equiv Price:          $2,300,000
Terms:                     Seller financing with an interest carry for one year.
                           Grantee estimates the added cost to be $200,000
Recorded:                  Deed Book 1659, Page 80 Lee County
Verified With:             Sheldon Whittelsey, JDN Enterprises, Grantee
Verified By:               Jeffrey T. Miller, H.J. Porter & Associates
Date Verified:             05\26\1993
Rights Conveyed:           Fee simple title
Land Size:                 Acres: 60.0              Square Feet: 2,613,600
Zoning:                    R-4, Medium Density Residential
Highest & Best Use:        Commercial
Use At Sale:               Vacant
Topo/Drainage:             Level/Typical of the area
Access/Visibility:         Good/Excellent
Utilities:                 All available
Remarks:                   The property was rezoned for commercial use after
                           the sale. It is presently improved with the
                           Pepperell Corners Shopping Center anchored by
                           WalMart, Lowes, and Winn-Dixie. Fast food
                           restaurants and banks have been developed on
                           the property's outparcels.
Indicators of Value:       PRICE PER ACRE:      $38,333


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LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    26

SALE #2

Address/Location:          Auburn Ford-Lincoln Mercury
                           2305 South College Street
                           Auburn, AL
Grantor:                   Thomas Lynwood Pace, Jr.
Grantee:                   Auburn Ford Lincoln Mercury, Inc.
Sale Date:                 01\28\1994
Sale Price:                $435,000
Cash Equiv Price:          $435,000
Terms:                     Cash to seller
Recorded:                  Deed Book 1821 Page 121 Lee County
Verified With:             Russell Lee, Auburn Ford 2058878571
Verified By:               H.J. Porter, Jr., MAI
Date Verified:             06\16\1994
Rights Conveyed:           Fee simple title
Land Size:                 Front Ft:    434.00     Avg Depth (Ft):     500
                           Acres: 10.0000         Square Feet:       435,600
Zoning:                    R-Rural, changed to DD-Development District after
                           purchase
Highest & Best Use:        Commercial
Use At Sale:               Vacant
Topo/Drainage:             Rolling; Adequate
Access/Visibility:         Good; Good
Utilities:                 All except sewer
Remarks:                   Property also has side frontage of 488' on Angeline
                           Dr. (to be installed by City). Drainage ditch crosses
                           property and must be covered to allow development.
                           Property is irregular shape but has good interstate
                           frontage.
Indicators of Value:       PRICE PER ACRE:      $43,500


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LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    27

SALE #3

Address/Location:          Betts Crossing Shopping Center (Subject)
                           S/E corner of Foxrun Pkw & U.S. Hwy 29
                           Opelika, AL
Grantor:                   Robert A. Betts
Grantee:                   Opelika Partners, Ltd.
Sale Date:                 03\15\1995
Sale Price:                $417,300
Cash Equiv Price:          $417,300
Terms:                     $100,000 down with balance due after 1/10/96.
                           Interest paid quarterly @ 10%. Buyer had cash, seller
                           didn't want cash. No effect on price.
Recorded:                  Deed Book 1931, Page 42 Lee County
Verified With:             Jimmy Collins, Selling Agent 3347491221
Verified By:               Mark G Johnstone
Date Verified:             05\17\1995
Rights Conveyed:           Fee simple title
Land Size:                 Acres: 14.5500            Square Feet: 633,798
Zoning:                    C-3, General Commercial District
Highest & Best Use:        Commercial
Use At Sale:               Vacant (small barn 100% dep.)
Topo/Drainage:             Downslopes to northeast/Adequate
Access/Visibility:         Good/Good
Utilities:                 All available
Remarks:                   Site was developed with the Betts Crossing Shopping
                           center anchored by Winn-Dixie.
Indicators of Value:       PRICE PER ACRE:   $28,680


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    28

Sale #4

Address/Location:          North Side U.S. Hwy 29 West of U.S. Hwy 280
                           Opelika, AL
Grantor:                   Pepperell Corners, Ltd.
Grantee:                   Jerry H. Parish and Greg H. Parish
Sale Date:                 02\23\1996
Sale Price:                $650,000
Cash Equiv Price:          $650,000
Terms:                     Cast to seller
Recorded:                  Deed Book 2021, Page 50 Lee County
Verified With:             Greg Parish, Grantee
Verified By:               Mark G Johnstone
Date Verified:             05\17\1996
Rights Conveyed:           Fee simple title
Land Size:                 Acres:     8.00     Square Feet:     348,480
Zoning:                    C-3, General Commercial District
Highest & Best Use:        Commercial
Use At Sale:               Vacant
Topo/Drainage:             Front level, rear rolling/Adequate
Access/Visibility:         Good/Good
Utilities:                 All available
Remarks:                   The purchaser improved the front 1.71 acres with a
                           mini mall convenience store and plans to
                           subdivide the rear acreage. Access to the rear
                           of the property is through the
                           newly dedicated 26th Street.
Indicators of Value:       PRICE PER ACRE:      $81,250


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                          [MAP OF THE AUBURN/OPELIKA]

                                 LAND SALES MAP

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    29

Land Sales 1 through 4 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.

===============================================================================================================================
                                                    LAND SALES COMPARISON GRID
===============================================================================================================================
Comp. Number                Subject                          #1                   #2                   #3                    #4
-------------------------------------------------------------------------------------------------------------------------------
Grantor                                         West Point Pep.                 Pace                Betts             Pep. Cnrs
Grantee                                               Pep. Cnrs          Auburn Ford            Op. Ptns.                Parish
Location                                            U.S. 280/29           S. College            FoxRun/29               U.S. 29
City                                                    Opelika               Auburn              Opelika               Opelika
Sale Price                                           $2,300,000             #435,000             $417,300              $650,000
Date of Sale                 8/4/97                     4/22/92              1/28/94              3/15/95               2/23/96
Size (Sq. Ft.)                11.51                       60.00                10.00                14.55                  8.00
Price/Unit                                              $38,333              $43,500              $28,680               $81,250
===============================================================================================================================
ADJUSTMENTS                                                  #1                   #2                   #3                    #4
-------------------------------------------------------------------------------------------------------------------------------
Conditions of Sale                                       Normal               Normal               Normal                Normal

Market Conditions
(Time) @3.0% /year                                        15.9%                10.5%                 7.2%                  4.3%
Preliminary Adj. Unit Price                             $44,414              $48,091              $30,738               $84,776
===============================================================================================================================
PHYSICAL DIFFERENCES                                         #1                   #2                   #3                    #4
-------------------------------------------------------------------------------------------------------------------------------
  Location                                               -25.0%               -25.0%                 0.0%                -50.0%
  Size                                                    13.0%                -1.0%                 2.0%                 -3.0%
                                                         -----                -----                  ---                 -----
Subtotal-Physical                                        -12.0%               -26.0%                 2.0%                -53.0%
===============================================================================================================================
FINAL ADJ. UNIT PRICE                                   $39,084              $35,587              $31,353               $39,845
===============================================================================================================================

The comparable sales listed above were adjusted to the subject for:

Conditions of Sale:     All sales were normal arm's length transactions that
                        required no adjustments.


                                                  H.J. Porter & Associates, Inc.

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    30

Time: A time adjustment of 3% per year was applied to the comparable land sales after discussions with knowledgable real estate brokers and market participants. Given the growth of the Auburn/Opelika area this rate of increase appears to be reasonable.

Location:      Comparable Land Sale No.1 is located in the U.S. Highway 280 and
               29 area which has become the new commercial core of Opelika. The location of this sale is considered to be superior relative to the subject. A downward adjustment of 25% was applied to this comparable for location. Comparable Land Sale No.2 is located on South College Street with easy access and visibility from Interstate 85. Its location is considered to be superior relative to the subject. A downward adjustment of 25% was applied to this comparable for location. Comparable Land Sale No.3 is the purchase of the subject property. No adjustment for location was made to this sale. Comparable Land Sale No. 4 is located adjacent to Comparable Land Sale No. 1. It was purchased after the development of the WalMart power center. A 50% downward adjustment was applied to this comparable because of the influence of the adjacent power center.

Size: All sales were adjusted to a 95% curve using the Dilmore Size adjustment table. This table is based on the fact that a property's price per unit is generally inversely related to its size.

The comparable sales after adjustment, indicate a range of value from $31,353 to $39,845 per acre. The low end of the range is the time adjusted sale price of the subject. Without this sale the range increases and narrows the range of value indicators from $35,587 to $39,845. From this narrower range, a unit value of $36,500 was estimated for the subject.

Based on these adjusted sales, the subject site, "As if Vacant", is valued as:

================================================================================
                       ESTIMATED LAND VALUE - AS IF VACANT
================================================================================
   11.51  Acres @          $36,500.0         per Acre           =     $420,115

                                                      ROUNDED:        $420,000
================================================================================


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Auburn/Opelika market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building reproduction costs are:

================================================================================
                          ESTIMATED REPRODUCTION COSTS
================================================================================
ESTIMATED REPRODUCTION COST NEW - MARKETS

Good Class "C" - Sec 13, Pg 19

Base Cost                                     $63.05

Current Cost Multiplier          x             1.050

Local Cost Multiplier            x             0.850

Perimeter Multiplier             x             1,000

                         44,000  Sq. Ft. @    $56.27   per Sq. Ft. =  $2,475,880


ESTIMATED REPRODUCTION COST NEW - NEIGHBORHOOD SHOPPING CENTER

Good Class "C" - Sec 13, Pg 27

Base Cost                                     $46.08

Current Cost Multiplier          x             1.050

Local Cost Multiplier            x             0.900

Perimeter Multiplier             x             0.950

                         14,400  Sq. Ft. @    $41.37   per Sq. Ft. =    $595,700
                                                                      ----------
TOTAL ESTIMATED REPRODUCTION COST                                     $3,071,580
================================================================================

INDIRECT COST

Indirect costs including developer's fee/entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's fee/Entrepreneurial profit is added at 20% based upon sales of new


                                                  H.J. Porter & Associates, Inc.

COST APPROACH TO VALUE - (CONTINUED)                                          32
shopping centers and discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties of which the subject is a part. Permanent loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction - 1% permanent).

DEPRECIATION AND OBSOLESCENCE

Incurable physical deterioration identifies items of deterioration that cannot be practically or economically corrected at present. For the purposes of this analysis, incurable physical deterioration has not been classified as being either long or short lived. A long-lived item is a building component that is expected to have a remaining economic life that is the same as the remaining economic life of the structure. A short-lived item is a building component that is expected to have a remaining economic life that is shorter than the remaining life of the structure. In this instance separating the items of incurable physical deterioration into long and short lived items would serve little or no useful appraisal purpose because of the overall age of the improvements.

In the case of the subject improvements, incurable physical deterioration has been estimated using the age/life concept in that we estimate the improvements to have an effective age of approximately 1 year, from a total estimated economic life of approximately 40 years. Therefore, it is estimated that the improvements suffer from incurable physical deterioration, both long and short-lived, of approximately 2.5 percent (1 year/40 years = 2.5 percent) of the estimated Reproduction Cost New.

Functional obsolescence is a loss in value resulting from defects in design. The defect may be curable or incurable. Curable functional obsolescence is measured by the cost to cure the condition. Incurable functional obsolescence may be caused by a deficiency or a superadequacy. A deficiency may be a component or system that should be in the property but is not, or it may be a substandard or defective component or system in the property that does not work properly. A superadequacy is a component or system in the property that exceeds market requirements and does not contribute to value an amount equal to its cost. Upon inspection of the subject, no degree of functional obsolescence, either curable or incurable, was noted.

External obsolescence is the diminished utility of a structure or project due to negative influences from outside the site and can be caused by a variety of factors, i.e., neighborhood declined, the property's location in a community, state, or region; or market conditions. No degree of external obsolescence is believed to be present in the subject improvements as of the effective date of appraisal.


                                                  H.J. Porter & Associates, Inc.

CONCLUSION TO COST APPROACH                                                   33

The calculation of value by the Cost Approach is presented in tabular form below.

====================================================================================================================================
                                                     VALUATION - COST APPROACH
====================================================================================================================================
DIRECT COST
Market Space                                      44,000 Sq. Ft. x                          $56.27   per Sq. Ft. =      $2,475,880
Local Space                                       14,400 Sq. Ft. x                          $41.37   per Sq. Ft. =        $595,700
                                                                                                                        ----------
Total Reproduction Cost of Structures                                                                                   $3,071,580

LESS DEPRECIATION:                                                                         Curable       Incurable
                                                                                           -------       ---------
  Physical                                                                                      $0         $76,790
  Functional                                                                                    $0              $0
  External                                                                                      $0              $0
  Total                                                                                         $0              $0         $76,790
                                                                                                                        ----------
Depreciated Cost of Shopping Center                                                                                     $2,994,791

Add: Site Improvements                               Area                  Cost/Sq. Ft.     % Dep.        Cost New
                                                     ----                  ------------     ------        --------
  Asphalt Paving                          234,000 Sq. Ft.                         $1.50       5.0%        $333,450
  Concrete Paving                          18,480 Sq. Ft.                         $1.75       5.0%         $30,723
  Concrete Curbs                            3,020 Sq. Ft.                         $7.50       5.0%         $21,518
  Light Poles                                      8 Each                        $2,500       5.0%         $19,000
  Landscaping/Signage                                                                                      $25,000
Total Site Improvements                                                                                   --------       $429,691
                                                                                                                        ----------
Total Depreciated Cost New                                                                                              $3,424,482

INDIRECT COST
  Developer's Fee                                   20.0% of Total Cost/Land                              $768,896
  Permanent Loan Fees @                              2.0% of Loan Amount
                (Loan basis =                       80.0% of Land/Bldg Cost)                               $61,512
TOTAL INDIRECT COST                                                                                       --------        $830,408
                                                                                                                        ----------
TOTAL REPRODUCTION COST NEW                                                                                             $4,254,890
LAND VALUE (FROM PREVIOUS SECTION)                                                                                        $420,000
                                                                                                                        ----------
PRELIMINARY VALUE BY COST -                                                                                             $4,674,890
                                                                                         (ROUNDED)                      $4,670,000
====================================================================================================================================


                                                  H.J. Porter & Associates, Inc.

                                                                              34
INCOME APPROACH TO VALUE

As a primary approach to value for the subject, the subject's net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.

CONTRACT INCOME

The subject property is currently occupied by Winn-Dixie (44,000 Sq. Ft.), Premiere Video (6,000 Sq. Ft.). All but 1,800 sq. ft. of the 8,400 sq. ft. of local shop space is occupied The vacancy amounts to an overall occupancy rate of 96.9% and a local shop vacancy of 21.4%. The following chart contains a summary of the contract rents generated by the subject property as of the date of appraisal. Summaries of each lease are included as exhibits in the Addendum of this report.

================================================================================
                         SUMMARY OF CONTRACT/MARKET RENT
================================================================================
Tenant                          Sq. Ft.         Rent/Sq. Ft.         Annual Rent
--------------------------------------------------------------------------------
Winn-Dixie                       44,000                $7.75            $341,000
Premiere Video                    6,000                $8.50             $51,000
Anders Book Store                 1,800               $10.00             $18,000
Sally Beauty                      1,500               $10.50             $15,750
Only A Buck                       2,400               $10.00             $24,000
Fifth Avenue Cleaners               900               $12.00             $10,800
Vacant                            1,800                   NA                  NA
                                 ------                                 --------
Total                            58,400                                 $460,550
================================================================================

The two anchors, Winn-Dixie and Premier Video, lease space in the subject for $7.75 and $8.50 per sq. ft. respectively. To determine whether the anchor leases are representative of market rents for similar food and secondary anchors such as video stores, the contract rents were compared to grocery and drug store leases in the States of Alabama, Georgia, and Tennessee. A summary of those leases appears in the following chart.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        35

================================================================================
                   SUMMARY OF RENT COMPARABLES - SUPERMARKETS
================================================================================
Tenant        Location             Year Leased    Size (Sq. Ft.)    Rent/Sq. Ft.
--------------------------------------------------------------------------------
Winn-Dixie    Alabaster, AL               1993            44,000           $6.50
Winn-Dixie    Panama City, FL             1993            44,000           $7.15
Winn-Dixie    Moody, AL                   1993            44,000           $7.00
Winn-Dixie    Chalkville, AL              1994            51,250           $6.50
Winn-Dixie    Alexander City, AL          1994            44,000           $6.75
Winn-Dixie    Chattanooga, TN             1994            44,000           $7.05
Winn-Dixie    Anniston, AL                1995            44,000           $7.70
Winn-Dixie    Birmingham, AL              1995            44,000           $6.95
Winn-Dixie    Mobile, AL                  1996            51,282           $8.00
Winn-Dixie    Dalton, GA                  1996            44,000           $9.26
Winn-Dixie    Trussville, AL              1996            44,000           $8.15
Winn-Dixie    Mobile, AL                  1997            44,000           $9.00
Winn-Dixie    Mobile, AL                  1997            44,000           $8.85
Winn-Dixie    Fairhope, AL                1997            51,282           $9.25
Winn-Dixie    Phenix City, AL             1987            45,500           $6.77
Winn-Dixie    Phenix City, AL             1995            44,000           $7.50
================================================================================
WINN-DIXIE    OPELIKA, AL                 1997            44,000           $7.75
================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        36

================================================================================
                 SUMMARY OF RENT COMPARABLES - SECONDARY ANCHORS
================================================================================
Tenant             Location          Year Leased   Size (Sq. Ft.)   Rent/Sq. Ft.
--------------------------------------------------------------------------------
Drugs For Less     Birmingham, AL           1993           18,000          $7.50
Harco Drugs        Birmingham, AL           1993           12,876          $5.95
Harco Drugs        Pell City, AL            1993            9,100          $7.50
Harco Drugs        Alabaster, AL            1993            9,100          $8.50
Big B Drugs        Chattanooga, TN          1994            8,470          $7.00
Harco Drugs        Tuscaloosa, AL           1994           10,160          $7.90
Big B Drugs        Phenix City, AL          1995           15,500          $4.75
Revco Drugs        Anniston, AL             1995            9,240          $7.75
Drugs For Less     Birmingham, AL           1995           18,000          $7.00
Revco Drugs        Dalton, GA               1996            8,450          $9.75
Harco Drugs        Mobile, AL               1997           10,125          $8.25
Harco Drugs        Opp, AL                  1997           10,125          $8.25
Big B Drugs        Phenix City, AL          1988           10,950          $8.00
Revco Drug         Phenix City, AL          1988            9,000          $6.75
================================================================================
PREMIERE VIDEO     OPELIKA, AL              1995            6,000          $8.50
================================================================================

The contract rents for Winn-Dixie and Premiere Video, like most signature stores, are a function of the development cost and negotiations between the developer and tenant. The Winn-Dixie rent at $7.75 per sq. ft. and Premiere Video rent $8.50 are within the range of similar food and secondary anchor rental rates as illustrated in the previously presented tables. Therefore, they are considered to be commensurate with current market rents.

LOCAL SHOP RENT

To determine whether the current shop space rents are commensurate with local market rents as well as to determine the market rent for the 1,800 sq. ft. currently vacant. A survey of four shopping centers in the Auburn/Opelika City area were surveyed. The results of that survey are contained on the following pages.


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE - (CONTINUED)                                        37

LOCAL RENT COMPARABLE NO. 1

PROJECT:                Pepperell Corners          SURVEY DATE: 02\03\1997
LOCATION:               Pepperell Pkw & Hwy 280    PHYSICAL INSPECTION: 08\13\97
SECTOR:                 Opelika, AL                SURVEYED BY: Philip J. Minor
TYPE CENTER:            Community Center           PHOTO DATE: 08\04\1997
COMPANY:                JDN Realty
AGENT:                  Andrew Rothfeder           PHONE: (404) 262-3252
BUILDING AREA:          306,224
LEASABLE AREA:          306,224         MAJOR:     258,504 SF
                                        NON-MAJOR: 47,720 SF
TOTAL:                  306,224 SF
CONDITION:              Good
# PARKING SPACES:       UKN
VISIBILITY:             Excellent
ACCESSIBILITY:          Excellent
MAJOR TENANT:           1. Wal-Mart                 3.  Winn Dixie
                        2. Lowes                    4.  Goody's
NON-MAJOR TENANT:       1. Fashion Bug              8.  Old English Cleaners
                        2. Dale's Hallmark Shop     9.  Dollar Tree
                        3. Headstart                10. Ruby's Chinese Rest.
                        4. First Family Financial   11. Beltone Hearing
                        5. Golden Beauty Supply     12. Norwest Financial
                        6. Fast Rental              13. Regency Jewelers
                        7. Pic 'N Pay               14. Big "B"
SF AVAIL.:              MAJOR:          0 SF       0.00%
                        NON-MAJOR:      2,400 SF   5.03%
LEASE TERMS:            3 - 5 years
TAX:                    Pass thru

INSURANCE:              Pass thru
CAM:                    Pass thru
TI ALLOWANCE:           Negotiable (Vanilla base)

PERCENTAGE RENTS:       Varies
CPI:                    Varies
CONCESSIONS:            None
STEP RENT:              UKN
RENT RANGE ASKING:      Non-Anchor: $12.00
RENT RANGE EXISTING:    Non-Anchor: $8.64-11.03   Anchor: $4.26-6.50
AVERAGE LEASE TERM:     Non-Anchor: 3 - 5 years   Anchor: 15 - 20 years
OWNERSHIP/NAME          Pepperell Corners, Ltd.
YEAR CONSTRUCTED:       1993
YEAR OCCUPIED:          1993
OUTPARCELS              1.  Super Lube         3.  Taco Bell
                        2.  Hardee's           4.  1st Nat. Bk of Opelika


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE - (CONTINUED)                                        38

LOCAL RENT COMPARABLE NO. 2

PROJECT:                Parkway Shopping Center    SURVEY DATE: 02/03/1997
LOCATION:               2nd Avenue                 PHYSICAL INSPECTION: 08/08/97
SECTOR:                 Opelika, AL                SURVEYED BY: Philip J. Minor
TYPE CENTER:            Neighborhood Strip         PHOTO DATE: 08\08\1997
COMPANY:                JP Properties
AGENT:                  Louise Jennings            PHONE: (770) 352-0056
BUILDING AREA:          62,634
LEASABLE AREA:          62,634        MAJOR:       41,239 SF
                                      NON-MAJOR:   21,395 SF
TOTAL:                  62,634 SF
CONDITION:              Average
# PARKING SPACES:       238                        #/1000 SF:   3.80
VISIBILITY:             Good
ACCESSIBILITY:          Good
MAJOR TENANT:           1.  Kroger
NON-MAJOR TENANT:       1.  Movie Gallery
                        2.  Ware Jewelers
                        3.  Little Caesars
                        4.  H & R Block
                        5.  New China Chinese
                        6.  Radio Shack
                        7.  Total Home Care
                        8.  Bank Note Cafe II
SF AVAIL.:              MAJOR:       0 SF     0.00%
                        NON-MAJOR:   0 SF     0.00%
LEASE TERMS:            3 - 5 years
TAX:                    Pass thru
INSURANCE:              Pass thru
CAM:                    Pass thru
TI ALLOWANCE:           Neg.(Free rent 3 months)
PERCENTAGE RENTS:       Negotiable
CPI:                    None
CONCESSIONS:            None
STEP RENT:              $1.00 /SF/Yr
RENT RANGE ASKING:      Non-Anchor: $7.00-$8.00
RENT RANGE EXISTING:    Non-Anchor: $8.00 (Avg)            Anchor: $5.55-$5.65
AVERAGE LEASE TERM      Non-Anchor: $3 - 5 years           Anchor: 20 years
REMARKS:                Base rent starts around $7.00 and increases to around
                        $9.00 over 3 year lease period (Add $1.00 to corner
                        locations).
OWNERSHIP/NAME:         Not disclosed
YEAR CONSTRUCTED:       1981
YEAR OCCUPIED:          1981
OUTPARCELS:             None


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE - (CONTINUED)                                        39

LOCAL RENT COMPARABLE NO. 3

PROJECT:                The Shops @ Crooked Creek S.C.    SURVEY DATE: 02\03\1997
LOCATION:               817 Columbus Parkway              PHYSICAL INSP.: 08\08\1997
SECTOR:                 Opelika, AL                       SURVEYED BY: Philip J. Minor
TYPE CENTER:            Neighborhood Strip                PHOTO DATE: 08\08\1997
COMPANY:                Helms Roark
AGENT:                  Shelia Sheehan                    PHONE: (334) 264-1102
BUILDING AREA:          34,660
LEASABLE AREA:          34,660         MAJOR:       0 SF
                                       NON-MAJOR:   34,660 SF
TOTAL:                  34,660 SF
CONDITION:              Fair to average
# PARKING SPACES:       233                         #/1000 SF:   6.72
VISIBILITY:             Good
ACCESSIBILITY:          Good
COMMENTS:               The property is separated by a regional grocer, Food Wood.
                        Additionally to the west is a 60,000 sq. ft. Bud's Discount
                        Store (formerly Wal-Mart).
MAJOR TENANT:           N/A
NON-MAJOR TENANT:       1. Dollar General
                        2. Nutra/System
                        3. Adventure Video
                        4. Debonaire'
                        5. LA Oriental Food Mart
                        6. Sunrise Oriental Rest.
                        7. Its Fashions
COMMENTS:               The Dollar General store is leasing a large space, however, it is not considered to be an anchor.
SF AVAIL.:              MAJOR:             0 SF                0.00%
                        NON-MAJOR:         9,610 SF            27.73%
LEASE TERMS:            Most leases were 1-3 years & have expired. Month to month.
TAX:                    Pass thru
INSURANCE:              Pass thru
CAM:                    Pass thru
TI ALLOWANCE:           Vanilla box
PERCENTAGE RENTS:       None
CPI:                    None
CONCESSIONS:            2 months free rent
STEP RENT:              None
RENT RANGE ASKING:      Non-Anchor: $6.00-7.00
RENT RANGE EXISTING:    Non-Anchor: $2.94-7.65
AVERAGE LEASE TERM      Non-Anchor: Month to Month
REMARKS:                Many of these tenants leases have expired and are on month to month leases. They continue to pay pass thru expenses.
OWNERSHIP/NAME:         Helms-Roark Co.
YEAR CONSTRUCTED:       1986
YEAR OCCUPIED:          1986
OUTPARCELS:             1 vacant


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

INCOME APPROACH TO VALUE - (CONTINUED)                                        40

LOCAL RENT COMPARABLE NO. 4

PROJECT:               University Crossing       SURVEY DATE: 02\03\1997
LOCATION:              E. Glenn Ave & E Univ Dr  PHYSICAL INSPECTION: 08\08\1997
SECTOR:                Auburn, AL                SURVEYED BY: Philip J. Minor
TYPE CENTER:           Neighborhood Strip        PHOTO DATE: 08\08\1997
COMPANY:               Hayley-Redd
AGENT:                 Tom Hayley                PHONE: (334) 821-8624
BUILDING AREA:         67,500
LEASABLE AREA:         64,500             MAJOR:         44,000 SF
                                          NON-MAJOR:     20,500 SF
TOTAL:                 64,500 SF
CONDITION:             Good
# PARKING SPACES:      Ukn
VISIBILITY:            Good
ACCESSIBILITY:         Good
COMMENTS:              Proto-typical Winn-Dixie Shopping center.
MAJOR TENANT:          1.  Winn-Dixie
NON-MAJOR TENANT:      1.  Old English Dry Cleaners
                       2.  Jewelry by Design
                       3.  Travel Travel
                       4.  The Comic Strip
                       5.  Forr Your Floors
                       6.  American Speedy Printing
                       7.  W. Schuessler Law Office
                       8.  Cellular One
                       9.  Party Depot
                       10. Peachtree Natural Foods
SF AVAIL.:             MAJOR:        0 SF      0.00%
                       NON-MAJOR:    0 SF      0.00%
LEASE TERMS:           3-5 years with 1) 10 year lease.
TAX:                   Pass thru
INSURANCE:             Pass thru
CAM:                   Pass thru
TI ALLOWANCE:          Vanilla box
PERCENTAGE RENTS:      None
CPI:                   None
CONCESSIONS:           None
STEP RENT:             None
RENT RANGE ASKING:     Non-Anchor: $10.00
RENT RANGE EXISTING:   Non-Anchor: $9.00                 Anchor: $7.25
AVERAGE LEASE TERM     Non-Anchor: 3 years               Anchor: 20 years
OWNERSHIP/NAME:        Tiger Crossing
YEAR CONSTRUCTED:      1992
YEAR OCCUPIED:         1992
OUTPARCELS:            1.  Super Lube
                       2.  3 vacant


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]
                                     [MAP]


                               COMPARABLE RENTALS

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

The local shop space rent comparables presented previously are adjusted to the local shop space contained in the subject based on their individual characteristics. The characteristics adjusted in the four properties are location, age/condition, and anchor draw. The market rent comparison grid is presented below:

========================================================================================================================
                                          COMPARISON OF LOCAL SHOP RENT
========================================================================================================================
Local Rent No.                                      #1                  #2                     #3                     #4
------------------------------------------------------------------------------------------------------------------------
Center Name                              Pepperell Cnr             Parkway              The Shops             Univ Cross
Local Shop Space                                47,720              21,395                 34,660                 20,500
Local Space Available                            2,400                   0                  9,610                      0
Local Shop Vacancy                                5.0%                0.0%                  27.7%                   0.0%
Average Shop Rent/Sq. Ft.                       $10.00               $8.00                  $6.50                 $10.00
========================================================================================================================
ADJUSTMENTS
------------------------------------------------------------------------------------------------------------------------
Location                                         $0.00               $0.00                  $0.00                  $0.00
Age/Condition                                    $0.00               $2.00                  $2.00                  $0.00
Anchor Draw                                      $0.00               $0.00                  $1.50                  $0.00
                                                                     -----                  -----                  -----
Total Adjustment                                 $0.00               $2.00                  $3.50                  $0.00
========================================================================================================================
ADJUSTED RENT/SQ.FT.                            $10.00              $10.00                 $10.00                 $10.00
========================================================================================================================

LOCATION:      All of the local rent comparables are considered to be well located sites similar to the subject. Therefore, no adjustment for location was considered appropriate.

AGE/CONDITION: Local Rent Comparable No. 1 and 4 are considered to be similar in overall age/condition as the subject. No adjustments for age/condition was considered appropriate for these comparables. Local Rent Comparables No. 2, and 3 were both considered to be inferior to the subject in terms of their overall age/condition. Upward adjustments of $2.00 per sq. ft. were applied to these comparables.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

ANCHOR DRAW:   Local Rent Comparables No. 1, 2, and 4 are all anchored by grocery store chains. No adjustment for anchor draw was considered appropriate for these comparables. Local Rent
               Comparable No. 3 is an unachored center and therefore does not enjoy the retail traffic generated by an anchor tenant. An upward adjustment of $1.50 per sq. ft. was applied to this comparable for anchor draw.

The previously discussed local rent comparables produced a range of probable market rents for the vacant 1,800 sq. ft. of local space in the subject of $10.00 per square foot. Local Rent Comparables No. 1 and 4 were given the greatest weight because they are considered to be the most similar to the subject and required the least overall adjustment. Therefore, the most probable market rent for the subject's vacant local space is determined to be $10.00 per sq. ft. Similar to the other local tenants, in addition to the base market rent, the tenant will be responsible for its pro-rata share of property taxes, insurance, and common area maintenance charges.

EXPENSE CONTRIBUTIONS

According to the lease encumbering the Winn-Dixie improvements and supporting land, Winn-Dixie is responsible for all of the expenses incurred in the operation and maintenance of their supermarket. These expenses are to be paid directly to the county, in the instance of ad valorem taxes, or to any other vendor. Therefore, the ad valorem taxes, insurance, and common area maintenance charges applicable to the Winn-Dixie space is not included in the Expense Contributions.

Each local tenant is contractually obligated to contribute to the expenses incurred in the operation of the shopping center. Their contributions amount to their pro-rata share of the taxes, property insurance, and common area maintenance expenses. These expenses are estimated later in this report and summarized in the following charts.

                =================================================
                ESTIMATE OF EXPENSE CONTRIBUTIONS - LOCAL TENANTS
                =================================================
                   Taxes                              $ 5,363
                   Insurance                          $ 1,440
                   Common Area Maintenance            $ 6,480
                   Total Reimbursable                 $13,283
                   Total Sq. Ft                        14,400
                   Reimbursement/Sq. Ft               $  0.92
                =================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        43

VACANCY AND COLLECTION LOSS

Overall, the subject property is 96.9% leased as of the effective date of appraisal. As of the date of appraisal one local shop space containing 1,800 Sq. Ft. is currently vacant resulting in a local vacancy rate of 12.5% (1,800 Sq. Ft. /14,440 Sq. Ft.). The subject is considered to be operating at a stabilized occupancy based on other comparable properties in the Auburn/Opelika area. For the purposes of this analysis, given the credit quality of the existing tenants, a vacancy and collection loss factor of 10% of the potential gross income for the non-major tenant, including expense contributions, has been incorporated into this analysis.

EFFECTIVE GROSS INCOME

Given the preceding discussion, the Effective Gross Income for the subject is estimated as follows:

=============================================================================================================
                                      ESTIMATE OF EFFECTIVE GROSS INCOME
=============================================================================================================
Potential Gross Income
  Winn-Dixie                            44,000  Sq. Ft. @     $7.75    per Sq. Ft. =                 $341,000
  Premiere Video                         6,000  Sq. Ft. @     $8.50    per Sq. Ft. =                  $51,000
  Local Contrat Rent                     6,600  Sq. Ft. @    $10.39    per Sq. Ft. =                  $68,550
  Market Rent                            1,800  Sq. Ft. @    $10.50    per Sq. Ft. =                  $18,900
                                                                                                     --------
Potential Gross Rental Income                                                                        $479,450
Expense Contributions
  Winn-Dixie                            44,000  Sq. Ft. @     $0.00    per Sq. Ft. =        $0
  Premiere Video                         6,000  Sq. Ft. @     $0.92    per Sq. Ft. =    $5,520
  Local Shops                            8,400  Sq. Ft. @     $0.92    per Sq. Ft. =    $7,728
                                                                                        ------
Total Expense Contributions                                                                           $13,248
                                                                                                     --------
Total Potential Gross Income                                                                         $492,698
Less Vacancy & Collection Loss
                                                        10% of Non-Major Potential Gross Income       $15,170
                                                                                                     --------
Effective Gross Income                                                                               $477,528
=============================================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. To estimate the appropriate expense levels, statements from similar shopping centers are analyzed. The expense comparables are presented on the following pages.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

COMPARABLE #1

Project Name:                 Delchamps Plaza South
Location:                     Skyland Boulevard
                              Tuscaloosa, Alabama
Year Built:                   1986                       GLA: 108,903 SF
Source:                       Yearn end statements
Type Center:                  Neighborhood Shopping Center
Analysis Year:                1996                       Analysis By: LHH

       Item                           Total              $/SF             %PGR
       ----                           -----              ----             ----
Effective Gross Rent:                 $751,676           $6.90            %
+ CAM/Reimbursements:                 $61,400            $0.56            %
+ Misc Income:                        $300               $0.00            %
                                      ----               -----            -
Effec. Gross Income:                  $813,376           $7.47            100.0%

Less Expenses:
 Management:                          $42,686            $0.39            5.2%
 Ad Valorem Tax:                      $39,174            $0.36            4.8%
 Insurance:                           $13,588            $0.12            1.7%
 Administration Expense:              $17,144            $0.16            2.1%
 CAM:                                 $25,322            $0.23            3.1%
 Utilities:                           $6,564             $0.06            0.8%
 Miscellaneous:                       $5,071             $0.05            0.6%
                                      ------             -----            ---

Total Expenses:                       $149,549           $1.37            18.4%
                                      --------           -----            ----

Net Operating Income:                 $663,827           $6.10            81.6%
                                      ========           =====            ====

Comments:     Miscellaneous expense consists of travel and structural repair expenses


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        46

COMPARABLE #2

Project Name:                  Delchamps Plaza North
Location:                      MacFarland & Watermelon Road
                               Tuscaloosa, Alabama
Year Built:                    1986                      GLA:  59,389 SF
Source:                        Year end statements
Type Center:                   Neighborhood Shopping Center
Analysis Year:                 1995                      Analysis By:  DPM

       Item                           Total              $/SF             %PGR
       ----                           -----              ----             ----
Effective Gross Rent:                 $459,768           $7.74            100%
Less Vac/Credit Loss                  $603               $0.01            0.1%
                                      ----               -----            ---
Effective Gross Rent                  $459,165           $7.73            99.9%
+ CAM/Reimbursements:                 $42,120            $0.69            8.9%
+ Misc Income:                        $3,439             $0.06            0.7%
                                      ------             -----            ---
Effec. Gross Income:                  $503,724           $8.48            100.0%

Less Expenses:
 Management:                          $30,762            $0.52            6.1%
 Ad Valorem Tax:                      $33,939            $0.57            6.7%
 Insurance:                           $4,915             $0.08            1.0%
 Administration Expense:              $1,391             $0.02            0.3%
 CAM:                                 $41,892            $0.71            8.3%
 Utilities:                           $0                 $0.00            0.0%
 Miscellaneous:                       $8,765             $0.15            1.7%
                                      ------             -----            ---

Total Expenses:                       $121,664           $2.05            24.2%
                                      --------           -----            -----

Net Operating Income:                 $382,060           $6.43            75.8%
                                      ========           =====            ====

Comments:     Utilities expense is included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        47

COMPARABLE #3

Project Name:                  Stratford Square
Location:                      East Boulevard
                               Montgomery, Alabama
Year Built:                    1987                      GLA:  121,236 SF
Source:                        Year end statement
Type Center:                   Community Shopping Center
Analysis Year:                 1995                      Analysis By:  PJM

       Item                           Total              $/SF             %PGR
       ----                           -----              ----             ----
Effective Gross Rent:                 $771,843           $6.37            %
+ CAM/Reimbursements:                 $118,804           $0.98            %
+ Misc Income:                        $412               $0.00            %
                                      ----               -----            -
Effec. Gross Income:                  $891,079           $7.35            100.0%

Less Expenses:
 Management:                          $43,173            $0.36            4.8%
 Ad Valorem Tax:                      $47,541            $0.39            5.3%
 Insurance:                           $12,987            $0.11            1.5%
 Administration Expense:              $13,769            $0.11            1.5%
 CAM:                                 $53,488            $0.44            6.0%
 Utilities:                           $0                 $0.00            0.0%
 Miscellaneous:                       $5,650             $0.05            0.6%
                                      ------             -----            ---

Total Expenses:                       $176,608           $1.46            19.8%
                                      --------           -----            ----

Net Operating Income:                 $714,471           $5.89            80.2%
                                      ========           =====            ====

Comments:     Miscellaneous expense includes $3,762 for on-site management and
              $1,888 for advertising and promotional expenses.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

COMPARABLE #4

Project Name:                  Confidential
Location:                      Central Alabama
Year Built:                    1978                      GLA: 62,510 SF
Source:                        Year End Statement
Type Center:                   Neighborhood Shopping Center
Analysis Year:                 1995                      Analysis By:  PJM

Item                                  Total              $/SF             %PGR
----                                  -----              ----             ----

Effective Gross Rent:                 $260,657           $4.17            100%
+ CAM/Reimbursements:                 $22,347            $0.36            %
+ Misc Income:                        $83                $0.00            %
                                      ---                -----            -
Effec. Gross Income:                  $283,087           $4.53            100.0%

Less Expenses:
 Management:                          $10,663            $0.17            3.8%
 Ad Valorem Tax:                      $21,172            $0.34            7.5%
 Insurance:                           $4,405             $0.07            1.6%
 Administration Expense:              $3,556             $0.06            1.3%
 CAM:                                 $25,305            $0.40            8.9%
 Utilities:                           $332               $0.01            0.1%
 Miscellaneous:                       $1,718             $0.03            0.6%
                                      ------             -----            ---

Total Expenses:                       $67,151            $1.07            23.7%
                                      -------            -----            ----

Net Operating Income:                 $215,936           $3.45            76.3%
                                      ========           =====            ====

Comments:     Miscellaneous expense is for building repair and maintenance not passed through to tenants.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        49

================================================================================
                         SUMMARY OF EXPENSE COMPARABLES
================================================================================
EXPENSE COMPARABLE                        #1       #2       #3       #4      AVG
--------------------------------------------------------------------------------
Effective Gross Income (Sq. Ft.)       $7.47    $8.48    $7.35    $4.53    $6.96
Less: Expenses
  Management (%)                        5.2%     6.1%     4.8%     3.8%     5.0%
  Ad Valorem Taxes (Sq. Ft.)           $0.36    $0.57    $0.39    $0.34    $0.42
  Insurance (Sq. Ft.)                  $0.12    $0.08    $0.11    $0.07    $0.10
  Administrative Expense (Sq. Ft.)     $0.16    $0.02    $0.11    $0.06    $0.09
  CAM (Sq. Ft.)                        $0.23    $0.71    $0.44    $0.40    $0.45
  Utilities (Sq. Ft.)                  $0.06    $0.00    $0.00    $0.01    $0.02
  Miscellaneous (%)                     0.6%     1.7%     0.6%     0.6%     0.9%
                                       -----    -----    -----    -----    -----
Total Expenses (Sq. Ft)                $1.37    $2.05    $1.46    $1.07    $1.49
                                       =====    =====    =====    =====    =====
Expense Ratio (%)                      18.4%    24.2%    19.8%    23.7%    21.5%
================================================================================

Based on these expense comparables and the owner's pro forma, the pertinent expense categories in appropriate amounts are estimated below. Because Winn Dixie is responsible for paying all operating expenses associated with their store, the following expense estimates reflect expenses for the non-anchor tenants only.

Management/Leasing:      The management fee of the comparable properties ranged
                         from 3.8% to 6.1%. As indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering economics of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem Tax:          The owners share of the ad valorem taxes have been
                         estimated in the Ad Valorem Tax section of this report and utilized in the analysis that follows.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        50

Insurance:               Based upon the expense comparable information included
                         herein, the cost of insuring the subject's improvements and the cost of liability insurance is estimated to be $1,440 per year or $0.10 per square foot of the Premiere Video and local shop space net leasable area.

Common Area Maintenance: The common area maintenance expense, including utility expense for the parking and walkway areas, based on the expense comparables has been estimated to be $6,480 per year or $0.45 per sq. ft. of Premiere Video and local shop space net leasable area.

Structural Maintenance:  Structural maintenance is estimated to be $.10 per square foot of the net leasable area of the Premiere Video and local shop space for a total annual amount of $1,440 which is found to be similar to other neighborhood shopping centers as well as typical requirements by permanent lenders.

Miscellaneous Expenses:  Miscellaneous expenses for legal and accounting services has been estimated to amount to 0.5% of the effective gross income.

Based on the preceding, the total operating expenses are estimated to be $22,649 per year or $0.51 square foot of net leasable area. The total expense estimate results in an operating expense ratio of 4.7% which is lower then the expense comparables. However, if the applicable expenses paid directly by Winn-Dixie are added, the subject's expense ratio is within the range of expense ratios developed by the Operating Expense Comparables.

NET OPERATING INCOME

The Net Operating Income is calculated by subtracting the Operating Expenses from the Effective Gross Income and is estimated at $454,879. The table on the following page is a reconstructed operating statement for the subject illustrating the previously discussed calculation of income and expenses.


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        51

================================================================================
                           VALUATION - INCOME APPROACH
================================================================================
Potential Gross Rental Income                                           $479,450
Expense Contributions                                                    $13,248
                                                                        --------
Total Potential Gross Income                                            $492,698
Less Vacancy & Collection Loss
       10% of Total Non-Major Potential Gross Income                     $15,170
                                                                        --------
Effective Gross Income                                                  $492,698


Less Expenses:                        % of EGI   Per Sq. Ft.    Total
                                      --------   -----------    -----
  Management                              1.6%         $0.13   $5,538
  Ad Valorem Taxes                        1.1%         $0.12   $5,363
  Property Insurance                      0.3%         $0.10   $1,440
  Common Area Maintenance                 1.4%         $0.45   $6,480
  Structural Maintenance/Reserves         0.3%         $0.10   $1,440
  Miscellaneous                           0.5%         $0.09   $2,388

Total Expenses                                                           $22,649

Net Operating Income                                                    $454,879
================================================================================

CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn Dixie leases, and the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The capitalization rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor surveys, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio methods.

Rates extracted from the comparable sales, none of which had non-terminable leases, ranged from 9.57% to 10.20% with an average of 9,81% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        52

Centers, ranged from 8.25% to 13.00% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.24%. The rates developed with mortgage equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above mentioned investor survey and from interviews with mortgage brokers.

The High, Middle, and Low average of the five methods of capitalization rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.

Given the preceding, the value indication provided by the Income Approach can be expressed as follows:

================================================================================
                                VALUE INDICATION
================================================================================
Net Operating Income    $452,548 Capitalized at          10.0%        $4,525,484
                                                     (ROUNDED)        $4,530,000
================================================================================


                                                  H.J. Porter & Associates, Inc.

INCOME APPROACH TO VALUE - (CONTINUED)                                        53

=========================================================================================================================
                                       PROPERTY CAPITALIZATION RATE JUSTIFICATION
=========================================================================================================================
PROPERTY:     Betts Crossing Shopping Center

ADDRESS:      Opelika, Alabama

DATE:         August 4, 1997

                                                                          Pessimistic       Most Likely        Optimistic
                                                                          -----------       -----------        ----------
                                                                          -----------------------------------------------
1. Market extracted rates for                                                  10.20%             9.81%             9.57%
   similar local properties                                               -----------------------------------------------


                                                                          -----------------------------------------------
2. Recent published cap rates                                                  13.00%             9.84%             8.25%
   used by institutional investors                                        -----------------------------------------------

Source: Korpacz 2nd Q, 1997

3. Ellwood method calculated rates
     11.55% = Eqty yield before tax
            % Property appreciation (income) over
                  hold period =                                                -5.00%             0.00%             5.00%
     75.00% = Mortgage percent of value
      7.75% = Mortgage interest rate
         20 = Mortgage term in years
         10 = Investment holding period
      9.85% = Rm = Mortgage constant
     14.40% = Rmp = Mortgage constant over holding period
     31.59% = P = Percent of mortgage paid off over hold period
      5.82% = SFF = Sink fund factor
     37.18% = J factor

                                                                          -----------------------------------------------
            Calculated cap rate =                                               9.36%             8.90%             8.45%
                                                                          -----------------------------------------------
4. Band of Investment Method
        Mortgage percent to value                                              70.00%            75.00%            80.00%
           Mortgage constant (Rm)                                              10.35%             9.85%             9.35%
          Equity percent to value                                              30.00%            25.00%            20.00%
      Eqty cash on cash rate (Re)                                               8.00%             7.00%             6.00%
                                                                          -----------------------------------------------
            Calculated cap rate =                                               9.65%             9.14%             8.68%
                                                                          -----------------------------------------------
5. Debt Coverage Ratio Method
        Req'd debt coverage ratio                                                1.25              1.20              1.15
   Mortgage percent to value                                                   70.00%            75.00%            80.00%
                Mortgage constant                                              10.35%             9.85%             9.35%
                                                                          -----------------------------------------------
            Calculated cap rate =                                               9.06%             8.87%             8.60%
                                                                          -----------------------------------------------

=========================================================================================================================


                                                  H.J. Porter & Associates, Inc.

                                Explanatory Notes

                          Capitalization Rate Evidence


The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

     Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

     Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

     Item # 3 Reflects a calculated cap rate utilizing the Ellwood model on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

     Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

     Item # 5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by the appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other shopping center properties. These sales are analyzed on the basis of price per square foot of gross building area
(GBA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolios of properties were found with which to compare. The market for retail properties is national, with purchases made on the strength and reliability of the income streams. Similar shopping center sales were located in Birmingham, Madison, Moody, and Mobile, Alabama and Chattanooga, Tennessee.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                  H.J. Porter & Associates, Inc.

                                                                              56
MARKET APPROACH - (CONTINUED)

Comparable Improved Sales

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

SALE #1
Address/Location:              The Village on Lorna
                               3001 Lorna Road
                               Hoover, Alabama
Grantor:                       Lorna Properties
Grantee:                       Village on Lorna Shopping Center, Ltd.
Sale Date:                     05/26/1995
Sale Price:                    $11,200,000
Cash Equiv Price:              $11,200,000
Equity:                        $2,240,000
Debt:                          $8,960,000     First Yr. Debt Service: $933,084
Terms:                         Cash to seller; equity, debt, and Yr. 1 debt
                               service estimated basedon 80% LTV, 8.5% interest,
                               and 20 year amortization.
Recorded:                      Inst. No. 1995-61351, Jefferson County
Verified With:                 Hunter Keller, Engel Realty (205) 939-6800
Verified By:                   David Mullins, MAI, H.J. Porter & Associates
Date Verified:                 04/18/1996
Rights Conveyed:               Leased fee
Land Size:                     12.6 Acres


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 57

Access/Visibility:             Average/Average
Highest & Best Use:            Neighborhood shopping center
Parking:                       728 spaces     Parking Ratio:  5.15/1,000 Sq. Ft.
Building Size:                 141,444 SF(NRA)
Land:Bldg Ratio:               3.9:1
Year Built:                    1986
Condition:                     Average to Good
Building
Description:                   One story neighborhood shopping center containing
                               two separate building of masonry construction
Anchors:                       Delchamps (51,945 Sq. Ft.) and Drugs for Less
                               (14,500 Sq. Ft.)
Anchor - Sq. Ft.:              66,445        Anchor %: 46.98
Local:                         Typical local, regional, and national small
                               shop tenants
Local - Sq. Ft.:               74,999        Local %: 53.02
Lease Information:             Anchor & Local: CAM, taxes and insurance.
                               Delchamps recently expanded and renovated their space with an estimated expenditure of 2.5 to 3.0 million dollars. In conjunction, they signed a new 15 year lease with 3, five year options.

ANALYSIS
(1|2|3)(*)Source                             TOTAL $ AMOUNT       $ PER SF (GBA)
                                             --------------       --------------
(S\A\P)         Potential Gross Income:        $1,578,760               $11.16
(A\E\F)         Vac & Credit Loss:                $94,725                $0.67
                                               ----------               ------
(A\E\F)         Effec. Gross Income:           $1,484,034               $10.49
(A\E\F)         Less Expenses:                   $376,266                $2.66
                                               ----------               ------
(A\E\F)         Net Oper. Income               $1,107,768                $7.83
(A\E\F)         Debt Service (Yr. 1)             $933,084                $6.60
                                               ----------               ------
(S\A\F)         Cash Flow                        $174,684                $1.24

================================================================================
Field 1:             S=Seller             B=Buyer                    A=Appraiser

Field 2:             A=Actual             E=Estimated

Field 3:             P=Prior Year         F=Year Following
================================================================================


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 58

INDICATORS OF VALUE:           Price Per SF (NRA):                     $79.18
                               PGIM:                                   7.09
                               EGIM:                                   7.55
                               R(o):                                   9.89%
                               Expense Ratio:                          25.35%

Remarks: PGI includes potential rent based on actual base rent plus expense contributions and miscellaneous income. The actual 1994 NOI was $901,481 and is somewhat skewed due to vacancy of local space during Delchamp's expansion and rent concessions during this period. Also, leasing commissions and tenant improvements were deducted as expenses before the NOI calculation.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 59

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

SALE #2

Address/Location:              The Village at Moody
                               U.S. Highway 411
                               Moody, Alabama
Grantor:                       F.S. Partnership, Ltd.
Grantee:                       Birmingham Realty
Sale Date:                     02/14/1996
Sale Price:                    $4,485,000
Cash Equiv Price:              $4,485,000
Equity:                        $1,485,000
Debt:                          $3,000,000
Terms:                         $1,485,000 cash plus assumption of $3,000,000
                               mortgage at market rates and terms.
Recorded:                      Deed Book 261 at page 313, St. Clair County
Verified With:                 Paul Spina, Grantor (205) 733-1131
Verified By:                   David Mullins, MAI, H.J. Porter & Associates
Date Verified:                 04/10/1996
Rights Conveyed:               Leased fee
Land Size:                     8.43 Acres


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 60

Access/Visibility:            Average/Average
Highest & Best Use:           Neighborhood shopping center
Parking:                      396 spaces      Parking Ratio: 6.51/1,000 Sq. Ft.
Building Size:                60,800 SF(NRA)
Land:Bldg Ratio:              6.0:1
Year Built:                   1995
Condition:                    Good
Building
Description:                  In-line, one story masonry construction with brick
                              exterior on front and sides, and CCB on rear. Flat
                              built-up roof system
Anchors:                      Winn-Dixie (44,000 Sq. Ft.)
Anchor - Sq. Ft.:             44,000             Anchor%:  72.37
Local:                        J&E Ent., Head Start, Movie Gallery, Open Book,
                              Vulcan Rehabilitation, Moody Cleaners, Village
                              Beverage, Merle Norman, and The Nail Shop
Local - Sq. Ft.:              16,800             Local%: 27.63
Lease Information:            Winn-Dixie - $7.00 per Sq. Ft.; Local tenant rent
                              ranges from $10.50 to $11.50 per Sq. Ft. with an average of $10.67 per sq. ft. All tenants pay pro-rata share of CAM, taxes, and insurance.

ANALYSIS
(1|2|3) (*)Source                               TOTAL $ AMOUNT    $ PER SF (GBA)
                                                --------------    --------------
(S\A\P)          Potential Gross Income:           $533,922           $8.78
(A\E\F)          Vac & Credit Loss:                  $9,920           $0.16
                                                   --------           -----
(A\E\F)          Effec. Gross Income:              $524,002           $8.62
(A\E\F)          Less Expenses:                     $87,532           $1.44
                                                   --------           -----
(A\E\F)          Net Oper. Income                  $436,470           $7.18

================================================================================
Field 1:             S=Seller                B=Buyer                 A=Appraiser

Field 2:             A=Actual                E=Estimated

Field 3:             P=Prior Year            F=Year Following
================================================================================


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 61

INDICATORS OF VALUE:           Price Per SF (NRA):             $73.77
                               PGIM:                           8.40
                               EGIM:                           8.24
                               R(o):                           10.18%
                               Expense Ratio:                  16.09%

Remarks: At the time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy was estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $0.58 per sq. ft., insurance at $0.10 per sq. ft., CAM at $0.40 per sq. ft., and structural maintenance at $0.50 per sq. ft. This center is located at the northeast corner of Interstate 10 and U.S. Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 62

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

SALE #3
Address/Location:              Plaza Center
                               Hughes Road at Old Madison Pike
                               Madison, Alabama
Grantor:                       Plaza, Ltd.
Grantee:                       Amberjack, Ltd.
Sale Date:                     12/21/1994
Sale Price:                    $5,850,000
Cash Equiv Price:              $5,850,000
Terms:                         Cash to seller
Recorded:                      Deed Book 846 at page 1097, Madison County
Verified With:                 Tommy Tillman, Broker, (205) 822-7116
Verified By:                   David Mullins, MAI, H.J. Porter & Associates
Date Verified:                 01/11/1995
Rights Conveyed:               Leased fee
Land Size:                     9.08 Acres
Access/Visibility:             Good/Good
Highest & Best Use:            Neighborhood shopping center
Building Size:                 79,400 Sq. Ft.(NRA)


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 63

Land: Bldg Ratio:              5.0:1
Year Built:                    1994
Condition:                     Good
Building
Description:                   One story masonry construction with brick veneer
                               and dryvit front. Flat built-up roof
Anchors:                       Kroger (62,800 Sq. Ft.)
Anchor - Sq. Ft.:              62,800                Anchor%: 79.09
Local:                         Sporting Edge, Cleaners, Papa John's Pizza,
                               Heavenly Hear, Baskin-Robbins, Cornerstone, Movie
                               Gallery, and Hallmark Cards
Local - Sq. Ft.:               16,600                Local%: 20.91
Lease Information:             All tenants pay pro-rata share of CAM, taxes, and
                               insurance.

ANALYSIS
(1|2|3) *Source                                  TOTAL $ AMOUNT   $ PER SF (GBA)
                                                 --------------   --------------
(S\A\P)         Potential Gross Income:             $689,320          $8.68
(A\E\F)         Vac & Credit Loss:                   $17,750          $0.22
                                                    --------          -----
(A\E\F)         Effec. Gross Income:                $671,570          $8.46
(A\E\F)         Less Expenses:                      $111,457          $1.40
                                                    --------          -----
(A\E\F)         Net Oper. Income                    $560,113          $7.05

================================================================================
Field 1:             S=Seller              B=Buyer                   A=Appraiser
Field 2:             A=Actual              E=Estimated
Field 3:             P=Prior Year          F=Year Following
================================================================================

INDICATORS OF VALUE:           Price Per SF (NRA):          $73.68
                               PGIM:                        8.49
                               EGIM:                        8.71
                               R(o):                        9.57%
                               Expense Ratio:               16.60%


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 64

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

SALE #4
Address/Location:              North Hixson Marketplace
                               Hixson Pike and Camp Columbus Road
                               Chattanooga, TN
Grantor:                       North Hixson, L.L.C.
Grantee:                       Amberjack, Ltd.
Sale Date:                     03/04/1996
Sale Price:                    $4,760,000
Cash Equiv Price:              $4,760,000
Terms:                         Cash to seller
Recorded:                      Unknown, Hamilton County
Verified With:                 Dick Schmalz with Grantor (205) 871-2617
Verified By:                   David Mullins, MAI, H.J. Porter & Associates
Date Verified:                 03/15/1996
Rights Conveyed:               Leased fee
Land Size:                     9.24 Acres
Access/Visibility:             Average/Average
Highest & Best Use:            Neighborhood shopping center


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 65

Parking:                       405 Spaces     Parking Ratio: 5.88/1,000 sq. ft.
Building Size:                 63,270 Sq. Ft.(NRA)
Land:Bldg Ratio:               6.4:1
Year Built:                    1995
Condition:                     Good
Building
Description:                   One story neighborhood shopping center with split
                               face block exterior walls and synthetic stucco on
                               steel stud canopy.
Anchors:                       Winn-Dixie (49,600 sq. ft. GBA and 44,000 sq. ft.
                               NRA) and Big B Drugs (8,470 sq. ft.)
Anchor - Sq. Ft.:              52,470                Anchor%: 82.93
Local:                         Movie Gallery, Sally's Beauty, and other
                               local tenants
Local - Sq. Ft.:               10,800                Local%: 17.07
Lease Information:             All tenants pay pro-rata share of CAM, taxes, and
                               insurance.

ANALYSIS
(1|2|3) (*)Source                                TOTAL $ AMOUNT   $ PER SF (GBA)
                                                 --------------   --------------
(S\A\P)           Potential Gross Income:           $623,083         $9.85
(A\E\F)           Vac & Credit Loss:                 $13,057         $0.21
                                                    --------         -----
(A\E\F)           Effec. Gross Income:              $610,026         $9.64
(A\E\F)           Less Expenses:                    $124,533         $1.97
                                                    --------         -----
(A\E\F)           Net Oper. Income                  $485,493         $7.67

================================================================================
Field 1:             S=Seller              B=Buyer                   A=Appraiser
Field 2:             A=Actual              E=Estimated
Field 3:             P=Prior Year          F=Year Following
================================================================================

INDICATORS OF VALUE:           Price Per SF (NRA):        $75.23
                               PGIM:                      7.64
                               EGIM:                      7.80
                               R(o):                      10.20%
                               Expense Ratio:             20.41%


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 66

Remarks: At the time of sale there were two vacant local shops containing 2,400 sq. ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM, and insurance, plus $0.05 for structural reserves. The estimated expenses were consistent with the Grantor's pro forma. Average local shop space rent for leased space was $10.45 per sq. ft.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 67

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

SALE #5
Address/Location:              Hillcrest Marketplace
                               Hillcrest Road at Grelot Road
                               Mobile, Alabama
Grantor:                       Hillcrest Marketplace, Ltd.
Grantee:                       Confidential
Sale Date:                     9/15/1997 (Proposed Closing Date)
Sale Price:                    $6,490,000
Cash Equiv Price:              $6,490,000
Terms:                         Cash to seller
Recorded:                      Sale Pending
Verified With:                 Scott Holcombe, Arlington Properties - Developer
                               (205) 328-9600
Verified By:                   Harris Hollans, H.J. Porter & Associates
Date Verified:                 04/02/1997
Rights Conveyed:               Leased fee
Land Size:                     12.49 Acres
Access/Visibility:             Good/Good
Highest & Best Use:            Neighborhood shopping center


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 68

Parking:                       359 Spaces      Parking Ratio: 4.63/1,000 sq. ft.
Building Size:                 76,365 Sq. Ft.(NRA)
Land:Bldg Ratio:               7.1:1
Year Built:                    1997
Condition:                     Good
Building
Description:                   Red brick veneer front over concrete block walls.
                               Reinforced concrete slab. Single ply membrane
                               roof. Raised seam metal and canvas awning.
Anchors:                       Winn-Dixie (51,282 sq. ft.) and Revco Drugs
                               (9,240 sq. ft.)
Anchor - Sq. Ft.:              60,522              Anchor %: 79.25
Local:                         Typical national, regional, and local tenants
Local - Sq. Ft.:               15,843              Local %: 20.75
Lease Information:             Winn-Dixie rent is $8.00 per sq. ft.; Revco rent
                               is $8.00 per sq. ft.; local tenant rents are $12.50 per sq. ft. Anchor expense contributions were estimated at $0.99 per sq. ft. with local tenants at $1.38 per sq. ft.

ANALYSIS
(1|2|3)*Source                                   TOTAL $ AMOUNT   $ PER SF (GBA)
                                                 --------------   --------------
(S\A\P)       Potential Gross Income:               $756,072          $9.90
(A\E\F)       Vac & Credit Loss:                     $17,613          $0.23
                                                    --------          -----
(A\E\F)       Effec. Gross Income:                  $738,459          $9.67
(A\E\F)       Less Expenses:                        $112,823          $1.48
                                                    --------          -----
(A\E\F)       Net Oper. Income                      $625,636          $8.19

================================================================================
Field 1:               S=Seller              B=Buyer                 A=Appraiser
Field 2:               A=Actual              E=Estimated
Field 3:               P=Prior Year          F=Year Following
================================================================================

INDICATORS OF VALUE:           Price Per SF (NRA):         $84.99
                               PGIM:                       8.58
                               EGIM:                       8.79
                               R(o):                       9.64%
                               Expense Ratio:              15.28%


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 69

Remarks: The total gross building area of the shopping center is 77,557 sq. ft. Local tenant space was projected to be 100% leased prior to completion. The sale of the property was also negotiated prior to completion. Estimated completion date was July, 1997. There were five out-parcel lots at the center which were not included in the transaction. Significant site work was necessary for development. Estimated site work totalled $85,000 per acre. Out-parcels were marketed to Wendy's, New York Bagel, and Boston Market.


                                                  H.J. Porter & Associates, Inc.

                               [GRAPHICS OMITTED]

                                     [MAP]


                               IMPROVED SALES MAP

MARKET APPROACH - (CONTINUED)                                                 70

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

====================================================================================================================================
                                                   SUMMARY OF IMPROVED SALES AND ADJUSTMENTS
====================================================================================================================================
Comp Number                          Subject               #1              #2                 #3                   #4            #5
------------------------------------------------------------------------------------------------------------------------------------
Center Name                                      Vill @ Lorna    Vill @ Moody       Plaza Center         North Hixson     Hillcrest

Grantor                                           Lorna Prop.     FS Partners         Plaza, Ltd          North Hixon     Hill. Ltd

Grantee                                            Vill, Ltd.    Birm. Realty    Amberjack. Lltd     Amberjack. Lltd.         Conf.

Cash Eq. Sale Price                               $11,200,000      $4,485,000         $5,850,000           $4,760,000    $6,490,000

Date of Sale                          8/4/97          5/26/95         2/14/96           12/21/94               3/4/96        7/1/97

Gross Leasable Area                   58,400          141,444          60,800             79,400               63,270        76,365

Sale Price/Sq.Ft.                                      $79.18          $73.77             $73.68               $75.23        $84.99

NOI                                 $454,879       $1,107,768        $436,470           $560,113             $485,493      $625,636

NOI per Sq. Ft.                        $7.79            $7.83           $7.18              $7.05                $7.67         $8.19

EGIM                                                     7.55            8.56               8.71                 7.80          8.79
====================================================================================================================================
ADJUSTMENTS                                                #1              #2                 #3                   #4            #5
------------------------------------------------------------------------------------------------------------------------------------
Conditions of Sale                                     Normal          Normal             Normal               Normal        Normal

                                                        $0.00           $0.00              $0.00                $0.00         $0.00

Market Conditions/Time @                5.0%            11.0%            7.4%              13.1%                 7.1%          0.5%

Preliminary Adj. Price/Sq.Ft.                          $87.87          $79.19             $83.34               $80.57        $85.38
===================================================================================================================================
PHYSICAL DIFFERENCES                                      #1               #2                 $3                   #4            #5
------------------------------------------------------------------------------------------------------------------------------------
  NOI Adjustment                                       -0.5%             7.8%               9.5%                 1.5%         -5.1%
                                                       -----             ----               ----                 ----         -----

Overall Adjustments                                  ($0.44)            $6.18              $7.92                $1.21       ($4.35)
====================================================================================================================================
FINAL ADJUSTED PRICE/SQ. FT. OF BLDG                  $87.43           $85.37             $91.25               $81.78        $81.03
====================================================================================================================================

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:       No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 71

NET OPERATING INCOME:    The comparable sales were adjusted to the subject based
                         on the difference in net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                         ===============================================
                         SALE NO.          SP/SQ. FT.        NOI/SQ. FT.
                         ===============================================
                             1               $79.18            $7.83
                             2               $73.77            $7.18
                             3               $73.68            $7.05
                             4               $75.23            $7.67
                             5               $84.99            $7.64
                         ===============================================
                          Subject              NA              $7.79
                         ===============================================

                         The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the comparable's NOI per square foot.

The adjusted sales present an adjusted range of value from $81.03 to $91.25 per square foot. Each of the comparables were given relatively equal weigh in the value estimate by the direct comparison. Based on these adjusted sales, with consideration given to the non-terminability of the Winn Dixie lease, the subject property is valued by direct comparison as:

================================================================================
                       VALUE INDICATION - MARKET APPROACH
================================================================================
Price per Sq. Ft:      58,400    Sq. Ft. X    $85.00    per Sq.Ft. =  $4,964,000

                                                        ROUNDED       $4,960,000
================================================================================


                                                  H.J. Porter & Associates, Inc.

MARKET APPROACH - (CONTINUED)                                                 72

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:

             ======================================================
             Sale No.               EGIM              Expense Ratio
             ======================================================
                1                   7.55                  25.30%
                2                   8.56                  16.70%
                3                   8.71                  16.60%
                4                   7.80                  20.40%
                5                   8.79                  15.28%
             Subject                 NA                    12.6%
             ======================================================

The Effective Gross Income Multipliers of the four comparable sales range from
7.55 to 8.79. There is a direct correlation between operating expense ratios and EGIM's. Because Winn-Dixie pays their portion of the ad valorem tax burden directly to the count, the subject's expense ratio is lower than the comparable sales. As the subject's forecasted operating expense ratio is 4.7%, it would be considered reasonable to assume it would have an EGIM near the high end of the range.

Based on these sales, the subject is valued by EGIM as:

================================================================================
                       VALUE INDICATION - MARKET APPROACH
================================================================================
Effective Gross Income Multiplier   $477,528     PGI x       8.79  =  $4,197,471

                                                   ROUNDED:           $4,200,000
================================================================================

CONCLUSION

The two market indicators of value are correlated with greater weight given to adjusted sale price per square foot for a value by Market Approach of $4,950,000.


                                                  H.J. Porter & Associates, Inc.

RECONCILIATION AND FINAL VALUE ESTIMATE

Cost Approach.........................................................$4,670,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers and the Developer's cost breakdown. The land value is based on commercial land sales from the subject's market area and is felt to be well supported. However, this approach does not mirror the actions of investors in properties similar to the subject. Therefore, this approach is given little consideration in the final value estimate.

Income Approach.......................................................$5,050,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded equal consideration with and is considered to be supported by the Market Approach.

Market Approach.......................................................$4,950,000

This approach is based on the most recent sales of other neighborhood shopping centers and is reliant upon the direct sales comparison on a price per square foot basis, and the effective income multiplier method. This approach is afforded equal consideration along with the Income Approach in the final value estimate.

Based on the value indications summarized above, we are of the opinion that the subject's leased fee interest, has a market value, as of August, 4, 1997, of:

                              FIVE MILLION DOLLARS
                              --------------------
                                  ($5,000,000)


Divided As:   Improvements      $4,580,000
              Land                $420,000
                                ----------
              Total             $5,000,000


                                                  H.J. Porter & Associates, Inc.

                                  CERTIFICATION

We certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. Neither party signing this report has a present or prospective interest in the property that is the subject of this report, nor do they have any personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned state certified appraiser has met the requirements of the board that allow this report to be regarded as a 'certified appraisal'.

8. Howard J. Porter, Jr., MAI, CCIM, is currently certified under the continuing education program of the Appraisal Institute.

9. Howard J. Porter, Jr., MAI, CCIM, has not made a personal inspection of the property that is the subject of this report.


                                                  H.J. Porter & Associates, Inc.

10. Glen E. Heinzelman, Associate, has made a personal inspection of the property that is the subject of this report.

11. No one provided significant professional assistance to the persons signing this report.

12. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

13. Based upon the foregoing investigations and analysis, it is our opinion that the subject property has a market value estimate as:

     (As of August 4, 1997)

                          FIVE MILLION THOUSAND DOLLARS
                          -----------------------------
                                  ($5,000,000)



/s/ Howard J. Porter                                            11/13/97
--------------------------------------------                 --------------
Howard J. Porter, Jr., MAI, CCIM                             Date
Certified General Real Property Appraiser
Alabama Certificate #G51



/s/ Glen E. Heinzelman
--------------------------------------------                 --------------
Glen E. Heinzelman, Associate                                Date
Licensed Real Property Appraiser
Alabama Certificate #L12


                                                  H.J. Porter & Associates, Inc.

EXHIBITS
       Location Map................................................Facing Page 3
       State Map...................................................Facing Page 8
       Site Plan..................................................Facing Page 17
       Subject Photographs........................................Facing Page 18
       Land Sales Map.............................................Facing Page 29
       Rental Map.................................................Facing Page 41
       Improved Sales Map.........................................Facing Page 70

ADDENDUM
       Korpacz Real Estate Investor Survey
       Lease Summary
       Assumptions and Limiting Conditions
       Qualifications
       State of Alabama Certification


                                                  H.J. Porter & Associates, Inc.

=======
KORPACZ
=======
NATIONAL STRIP SHOPPING CENTER MARKET

The trend toward investors focusing on retail acquisitions continues this quarter. They believe that since the prices of other property types have been bid up, retail offers better relative values. "We're seeing the beginning of a run up in retail again," says one participant. The major interest tends to be on neighborhood and community centers.

The optimum size of the ideal strip shopping center is 100,000 square feet to 130,000 square feet, but investors will also consider larger properties, especially if there is the potential to put in other anchor stores, such as Marshall's or T.J. Maxx. Although buyers prefer not to have centers that are smaller than 100,000 square feet some portfolios may have centers as 70,000 square feet and as large as 200,000 square feet. "But there you have to take good with bad." comments a participant. The supply of available strip centers is plentiful, but it is hard to find those of optimum size that are anchored by a market-dominant grocery store.

The importance of the grocery anchor is based on its capability to generate traffic in the center, which greatly enhances the landlord's ability to lease the in-line stores. The traffic increases in-line store sales volume, which mitigates the risk of ownership and provides the investor with the requisite yield from such a center.

The size of the grocery anchor is also significant in its competitive position. Although the optimum size varies by market, in major metropolitan areas between 50,000 square feet and 75,000 square feet is ideal. In smaller markets a 40,000-square-foot store can be successful. However, the older 25,000-square-foot stores are considered functionally obsolete.

Over the next 12 months, prices in the national store shopping center market are expected to remain stable or drop slightly. Survey participants put the average decrease at 1.78%.

Key indicators in the national strip shopping center market support the expectation of stagnant values for the year. Again this quarter, the changes in indicators are small. The average discount rate (IRR) increased 2 basis points (see Table 7). This follows a 10-basis-point decrease last quarter.

The average overall cap rate (OAR) decreased 1 basis point to 9 84%. Highly desirable centers trade at cap rates between 8.00% and 10.00%, but most close at cap rates between 10.00% and 11.00%.

Strip shopping centers have long been perceived to pose higher investment risk than regional malls and both IRRs and going-in cap rates have reflected a premium for the higher risk. In fourth quarter 1996, however for the first time since we began tracking the national strip shopping center market in fourth quarter 1991, the average IRR fell below the national regional mall market average IRR. This quarter the rates are 11.55% and 11.75%, respectively.

The strip shopping center OAR is still considerably higher than the regional mail rate. The spread between the two had narrowed during 1996. However, last quarters 7-basis-point increase in the strip shopping center OAR widened the gap again. The current OAR premium is 127 basis points. It was 173 one year ago. By comparison, the national power center OAR is 9.58%, 26 basis points lower than the strip shopping center rate.

Investors would like to acquire portfolios of neighborhood and community shopping centers that are located in one region, thus presenting the opportunity for management and leasing efficiencies. These are difficult to find, however, and are priced at a premium.

Table 7
National Strip Shopping Center Market
SECOND QUARTER 1997

                                                         CURRENT                      LAST                         YEAR
KEY INDICATORS                                           QUARTER                     QUARTER                        AGO
===============================                       =============               =============               =============
Discount Rate (IRR)(a)
===============================                       =============               =============               =============
RANGE                                                 10.00%-14.00%               10.00%-14.00%               10.00%-14.00%
AVERAGE                                                   11.55%                     11.53%                       11.74%

CHANGE(Basis Points)                                        --                         +2                          -19

===============================                       =============               =============               =============
Overall Cap Rate (OAR)(a)
===============================                       =============               =============               =============
RANGE                                                  8.25%-13.00%               8.25%-13.00%                 8.25%-13.00%
AVERAGE                                                   9.84%                       9.85%                       9.90%

CHANGE (Basis Points)                                       --                         -1                           -6

===============================                       =============               =============               =============
Market Rent Change Rate(b)
===============================                       =============               =============               =============
RANGE                                                  0.00%-6.00%                 0.00%-6.00%                 0.00%-6.00%
AVERAGE                                                   2.83%                       2.73%                       2.60%

CHANGE (Basis Points)                                       --                         +10                         +23

===============================                       =============               =============               =============
Expense Change Rate(b)
===============================                       =============               =============               =============
RANGE                                                  0.00%-5.00%                 0.00%-5.00%                 2.00%-5.00%
AVERAGE                                                   3.58%                       3.67%                       3.99%

CHANGE (Basis Points)                                       --                         -9                          -41

===============================                       =============               =============               =============
Residual Cap Rate
===============================                       =============               =============               =============
RANGE                                                  8.25%-12.00%               8.25%-12.00%                 8.25%-13.50%
AVERAGE                                                   9.92%                       9.92%                       10.13%

CHANGE (Basis Points)                                       --                          0                          -21

a. Rate on unleveraged, all-cash transactions
b. Initial rate of change

                                                                                                                             8/14/97
                                                      BETTS CROSSING RENT ROLL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            PERCENTAGE RENT
                                                                                                          ----------------------
SHOP #      TENANT                SQ. FT.     GLA%       RENT PSF    BASE RENT   TERM       EXPIRATION    RATE       SALES BASE
====================================================================================================================================
 Anchor     Winn-Dixie(1)         44,000      75.3%        $7.75     $341,000     20          12/4/16     1%         $34,100,000
------------------------------------------------------------------------------------------------------------------------------------

1,2,3,4,5   Premiere Video         6,000      10.3%        $8.50      $51,000     3           1/15/00     n/a            n/a
------------------------------------------------------------------------------------------------------------------------------------

    6       Anders Book Store      1,800       3.1%       $10.00      $18,000     3           12/8/99     n/a            n/a
------------------------------------------------------------------------------------------------------------------------------------

            Sally Beauty           1,500      2.35%       $10.50      $15,750     5           1/30/02     n/a            n/a
------------------------------------------------------------------------------------------------------------------------------------

            Only a Buck            2,400      4.11%       $10.00      $24,000     3.5         5/30/00
------------------------------------------------------------------------------------------------------------------------------------

            Fifth Avenue Cleaners    900       1.5%       $12.00      $10,800     5           1/12/02     n/a            n/a
------------------------------------------------------------------------------------------------------------------------------------

            VACANT (note 2)        1,800       3.1%       $10.00      $18,000
------------------------------------------------------------------------------------------------------------------------------------

                                  58,400                             $478,330
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                   REIMBURSABLES
                                                              ------------------------                 RENT     INCREASES
SHOP #      TENANT                  TAXES      INSURANCE         CAM         MGMT FEE    RESERVE       DATE       AMOUNT
================================================================================================================================
                                 Tenant pays   Tenant pays   Tenant pays
 Anchor     Winn-Dixie(1)         expenses       expenses      expenses         n/a        n/a         n/a         n/a
--------------------------------------------------------------------------------------------------------------------------------

1,2,3,4,5   Premiere Video           yes           yes            yes           no         no         Yr2&3    $9.00/$10.00
--------------------------------------------------------------------------------------------------------------------------------

    6       Anders Book Store        yes           yes            yes           no         yes         n/a         n/a
--------------------------------------------------------------------------------------------------------------------------------

            Sally Beauty             yes           yes            yes           yes        yes
--------------------------------------------------------------------------------------------------------------------------------

            Only a Buck              yes           yes            yes           yes        yes
--------------------------------------------------------------------------------------------------------------------------------

            Fifth Avenue Cleaners    yes           yes            yes           yes        yes
--------------------------------------------------------------------------------------------------------------------------------

            VACANT (note 2)
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------

                                  RENEWAL        OPTIONS
SHOP #      TENANT                PERIODS        RATE/CAP
===========================================================
 Anchor     Winn-Dixie(1)         6 for 5         $7.75
-----------------------------------------------------------

1,2,3,4,5   Premiere Video        2 for 3        $10/$10.25
-----------------------------------------------------------

    6       Anders Book Store     3 for 2     $10.25/$10.50
-----------------------------------------------------------

            Sally Beauty          1 for 5         $11.50
-----------------------------------------------------------

            Only a Buck
-----------------------------------------------------------

            Fifth Avenue Cleaners
-----------------------------------------------------------

            VACANT (note 2)
-----------------------------------------------------------


-----------------------------------------------------------

(1)  "Bond" lease - Winn-Dixie pays all expenses.

(2)  Vacant shops shown at quoted lease rates.

                       ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser". No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                  H.J. Porter & Associates, Inc.

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.


                                                  H.J. Porter & Associates, Inc.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                  H.J. Porter & Associates, Inc.

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.


                                                  H.J. Porter & Associates, Inc.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information. Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.


                                                  H.J. Porter & Associates, Inc.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.


                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                               GLEN E. HEINZELMAN

CURRENT STATUS

Glen E. Heinzelman is involved in the appraisal of and consulting with owners of income producing real estate. He is an Associate Appraiser with H. J. Porter & Associates, Inc. with offices located at:

                          H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                  (205)826-8682

                      H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600


                       H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (205) 262-8331

PROFESSIONAL AFFILIATIONS

Mr. Heinzelman is an MAI candidate for membership in the Appraisal Institute; Candidate No. M-921950.
Alabama Licenced Real Property Appraiser - Certificate No. L12
Georgia Licenced Real Property Appraiser - Certificate No. 6165
Licenced Real Estate Salesperson - State of Alabama

PROFESSIONAL EDUCATlON STATUS

These courses include:

Course                                  Sponsor                  Location
------                                  -------                  --------
Real Estate Appraisal Principles        AIREA                    Arizona State University
Basic Valuation Procedures              AIREA                    Arizona State University
Capitalization Theory & Techniques      AIREA                    Arizona State University
Advanced Capitalization                 Appraisal Institute      Birmingham, Alabama
USPAP Parts A & B                       Appraisal Institute      Birmingham, Alabama
Advanced Applications                   Appraisal Institute      Tuscaloosa, Alabama
Report Writing & Valuation              Appraisal Institute      Piano, Texas
Analysis

Mr. Heinzelman has also taken various seminars offered by the AIREA, IR/WA, and others.

PROFESSIONAL EXPERIENCE

The scope of Mr. Heinzelman's experience includes the appraisal of commercial, multi-family residential, industrial, farm, condemnation, special use properties, marketability, feasibility, and reuse analysis, appraisal review, and consulting. Geographic areas of experience include the States of Alabama, Arizona, California, Florida, Georgia, Mississippi, Nevada, and Tennessee. Qualified as expert witness in Federal and Circuit Courts in the States of Arizona, California, and Nevada.


                                                  H.J. Porter & Associates, Inc.

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                        HOWARD J. PORTER, JR., MAI, CCIM


CURRENT STATUS

Howard J. Porter, Jr., is involved in the appraisal of and consulting with owners of income producing real estate. He is President of H J Porter & Associates, Inc.
with offices located at:

                          H. J. Porter & Assoc., Inc.
                           631 Stage Road/P.O. Box 28
                                Auburn, AL 36830
                                  (205)826-8682

                       H. J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                      H. J. Porter & Assoc. of Montgomery
                               235 S. Court Street
                              Montgomery, AL 36104
                                 (205) 262-8331


PROFESSIONAL AFFILIATIONS

Mr. Porter is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 5924). He has served as a member of the SREA Young Advisory Council (1977 & 1978). He served as President of the Birmingham SREA Chapter #106 (1983) and the Montgomery SREA Chapter #127 as President (1986-1987). He is a Realtor(R) Member and past Vice-President of the Lee County Association of Realtors(R), Lee County, AL. He holds the CCIM designation conferred by the Commercial Investment Real Estate Council of the National Association of Realtors(R). He is a member of the International Right of Way Association (Alabama Chapter #26) and is a panel member of the American Arbitration Association.

PROFESSIONAL EDUCATION STATUS

Mr. Porter has taken courses leading to professional designation as offered by the Appraisal Institute (AIREA) and the Society of Real Estate Appraisers (SREA) now merged as The Appraisal Institute. Additionally, he has credit for courses offered by the Real Estate Securities and Syndication Institute (RESSI) the Urban Land Institute (ULI), and the International Right of Way Association (IR/WA), and the Commercial Investment Real Estate Institute. Mr. Porter has also taken various seminars offered by SREA, AIREA, RESSI, IR/WA, Institute of Real Estate Management, and others.

The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum standards of this program are awarded periodic educational certification. He is currently certified under the Institute's voluntary continuing education program. Mr. Porter is currently a Certified General Real Property Appraiser in Alabama (Certificate #CG51) and a Certified Real Estate Appraiser in Georgia (Certificate #182).

HISTORICAL DATA

Howard J. Porter, Jr., was born in Birmingham, Alabama. He was educated in the Jefferson County School System and graduated from Auburn University. His major fields of study were Economics and Finance with a B.S. Degree in Business Administration.


                                                  H.J. Porter & Associates, Inc.

PROFESSIONAL QUALIFICATIONS OF HOWARD J. PORTER, JR.

Mr. Porter has been a licensed Real Estate Broker in Alabama since 1972 and is Realtor(R) Member of the Lee County Association of Realtors(R). From 1974 through 1983 he was involved with appraisals, market research, syndication and consulting on various types of real estate. From 1983 through 1985 he was President of a regionally active development company headqurtered in Auburn, Alabama. In 1985, H.J. Porter & Associates, Inc. was re-established in Auburn, Alabama with affiliate offices in Birmingham and Montgomery, Alabama.

He has taught college level courses on appraisal principles and practices and USPAP, has served as an adjunct faculty member in the Auburn University Department of Community Planning, and is an appraisal instructor for the International Right of Way Association. He also has given talks to various real estate related groups throughout Alabama. Mr. Porter has developed, constructed, owned, and managed investment real estate for his own and affiliated partnership's account.

              REPRESENTATIVE APPRAISAL/CONSULTING CLIENTS INCLUDE:

Governmental                                    Corporate
--------------------------------------          --------------------------------
U. S. Internal Revenue Service                  Chrysler Realty Corp.
Jefferson County, AL                            McDonald's Corporation
Montgomery County, AL                           Norfolk Southern Railroad
State of Alabama DOT                            South Central Bell
U.S. Government Services Admin.                 Diversified Products Corporation
U.S. Department of the Interior                 INOUE SAKAE Co. (Japan)
U.S. Postal Service                             TIME/LIFE Corporation
Farmers Home Administration                     Baptist Medical Center (B'ham)
Birmingham Airport Authority                    Alabama Power Company
Auburn University                               Southern Natural Gas
State of Alabama Department of Revenue

Lenders                                         Development
--------------------------------------          --------------------------------
South Trust Bank                                Colonial Properties, Inc.
Federal National Mortgage Association           Helms-Roark Development
New York Life Insurance Co.                     Beisel-Moss Development
Provident Mutual Life                           Shannon, Strobel & Weaver
Washington Mortgage Financial                   Polar-BEK, Inc.
Columbus Bank & Trust Co.                       Southern Investment Properties
1st Interstate Mortgage (Chicago)               McWhorter & Co.
Nations Bank
AmSouth Bank
First Union Bank

Mr. Porter has appeared as an expert witness in Federal Court and Circuit Courts in various Alabama counties. He has served as a Probate Commissioner for the Jefferson County and Lee County Probate Courts.


                                                  H.J. Porter & Associates, Inc.

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                                STATE OF ALABAMA


                                     [SEAL]


                             This is to certify that

                               GLEN E. HEINZELMAN

               having given satisfactory evidence of the necessary
          qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                        LICENSED REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.



LICENSE NUMBER:   L00012                    /s/ [ILLEGIBLE]   Executive Director
EXPIRATION DATE:  SEPT. 30, 1997            ALABAMA REAL ESTATE APPRAISERS BOARD

================================================================================

================================================================================

                                STATE OF ALABAMA


                                     [SEAL]


                             This is to certify that

                              HOWARD J. PORTER, JR.

               having given satisfactory evidence of the necessary
          qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.


LICENSE NUMBER:    G00051                   /s/ [ILLEGIBLE]   Executive Director
EXPIRATION DATE:   SEPT. 30, 1997           ALABAMA REAL ESTATE APPRAISERS BOARD
================================================================================